Exhibit 99.1

Assured Guaranty Inc.

Combined Financial Statements

December 31, 2024, 2023 and 2022

Assured Guaranty Inc.

Index to Combined Financial Statements

December 31, 2024, 2023 and 2022

Report of Independent Auditors

To the Board of Directors of Assured Guaranty Inc.

Opinion

We have audited the accompanying combined financial statements of Assured Guaranty Inc. and its subsidiaries (the "Company"), which comprise the combined balance sheets as of December 31, 2024 and 2023, and the related combined statements of operations, of comprehensive income (loss), of shareholder’s equity and of cash flows for each of the three years in the period ended December 31, 2024, including the related notes (collectively referred to as the "combined financial statements").

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 14, 2025

Assured Guaranty Inc.

Combined Balance Sheets

(in millions)

	As of December 31,
	2024	2023
Assets
Investments:
Fixed-maturity securities, available-for-sale, at fair value, net of allowance for credit loss of $58 and $76 (amortized cost of $5,580 and $5,464)	$5,199	$5,091
Fixed-maturity securities, trading, at fair value	147	318
Short-term investments, at fair value	717	1,249
Equity method investments	402	411
Other invested assets (includes $4 and $3, at fair value)	8	3
Total investments	6,473	7,072
Cash	69	42
Loan receivable from affiliate	250	250
Premiums receivable, net of commissions payable	1,520	1,449
Ceded unearned premium reserve	796	801
Reinsurance recoverable on unpaid losses	92	186
Salvage and subrogation recoverable	395	296
Financial guaranty variable interest entities’ assets (includes $147 and $174, at fair value)	147	328
Assets of consolidated investment vehicles (includes $- and $251, at fair value)	—	284
Other assets (includes $10 and $24, at fair value)	386	311
Total assets	$10,128	$11,019
Liabilities
Unearned premium reserve	$3,679	$3,621
Loss and loss adjustment expense reserve	225	317
Reinsurance balances payable, net	349	324
Financial guaranty variable interest entities’ liabilities, at fair value (with recourse of $155 and $543, without recourse of $9 and $11)	164	554
Other liabilities (includes $30 and $50, at fair value)	335	408
Total liabilities	4,752	5,224
Commitments and contingencies (Notes 2, 3, 7, 15)
Shareholder’s equity
Preferred stock (see Note 16)	—	—
Common stock (see Note 16)	15	30
Additional paid-in capital	863	1,248
Retained earnings	4,796	4,794
Accumulated other comprehensive income (loss), net of tax of $(77) and $(71)	(298)	(280)
Total shareholder’s equity attributable to Assured Guaranty Inc.	5,376	5,792
Noncontrolling interests	—	3
Total shareholder’s equity	5,376	5,795
Total liabilities and shareholder’s equity	$10,128	$11,019

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.

Combined Statements of Operations

(in millions)

	Year Ended December 31,
	2024	2023	2022
Revenues
Net earned premiums	$306	$264	$406
Net investment income	282	312	229
Net realized investment gains (losses)	9	(11)	(51)
Fair value gains (losses) on credit derivatives	17	93	(8)
Fair value gains (losses) on committed capital securities	(10)	(35)	24
Fair value gains (losses) on financial guaranty variable interest entities	(11)	8	22
Fair value gains (losses) on consolidated investment vehicles	40	28	—
Foreign exchange gains (losses) on remeasurement	(21)	45	(101)
Fair value gains (losses) on trading securities	52	74	(34)
Other income (loss)	4	21	25
Total revenues	668	799	512
Expenses
Loss and loss adjustment expenses (benefit)	(23)	113	16
Employee compensation and benefit expenses	156	135	131
Other expenses	107	99	76
Total expenses	240	347	223
Income (loss) before income taxes and equity in earnings (losses) of investees	428	452	289
Equity in earnings (losses) of investees	62	54	(51)
Income (loss) before income taxes	490	506	238
Provision (benefit) for income taxes
Current	83	69	18
Deferred	4	13	(3)
Total provision (benefit) for income taxes	87	82	15
Net income (loss)	403	424	223
Less: Noncontrolling interests	1	—	—
Net income (loss) attributable to Assured Guaranty Inc.	$402	$424	$223

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.

Combined Statements of Comprehensive Income (Loss)

(in millions)

	Year Ended December 31,
	2024	2023	2022
Net income (loss)	$403	$424	$223
Change in net unrealized gains (losses) on:
Investments with no credit impairment, net of tax provision (benefit) of $(8), $13 and $(110)	(23)	111	(554)
Investments with credit impairment, net of tax provision (benefit) of $1, $1 and $(20)	3	7	(81)
Change in net unrealized gains (losses) on investments	(20)	118	(635)
Change in instrument-specific credit risk on financial guaranty variable interest entities' liabilities with recourse, net of tax provision (benefit)	2	3	(2)
Other comprehensive income (loss)	(18)	121	(637)
Comprehensive income (loss)	385	545	(414)
Less: Comprehensive income (loss) attributable to noncontrolling interests	1	—	—
Comprehensive income (loss) attributable to Assured Guaranty Inc.	$384	$545	$(414)

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.

Combined Statements of Shareholder’s Equity

Years Ended December 31, 2024, 2023 and 2022

(in millions)

		Total Shareholder's Equity Attributable to Assured Guaranty Inc.
	Common Shares Outstanding	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholder’s Equity	Noncontrolling Interests	Shareholder’s Equity
As of December 31, 2021	14,336	$30	$1,436	$4,978	$236	$6,680	$—	$6,680
Net income	—	—	—	223	—	223	—	223
Dividends	—	—	—	(473)	—	(473)	—	(473)
Other comprehensive loss	—	—	—	—	(637)	(637)	—	(637)
As of December 31, 2022	14,336	30	1,436	4,728	(401)	5,793	—	5,793
Net income	—	—	—	424	—	424	—	424
Dividends	—	—	—	(358)	—	(358)	—	(358)
Common stock redemptions	(4,412)	—	(200)	—	—	(200)	—	(200)
Other comprehensive income	—	—	—	—	121	121	—	121
Capital contribution	—	—	12	—	—	12	—	12
Consolidation of investment vehicles	—	—	—	—	—	—	3	3
As of December 31, 2023	9,924	30	1,248	4,794	(280)	5,792	3	5,795
Net income	—	—	—	402	—	402	1	403
Dividends	—	—	—	(400)	—	(400)	—	(400)
Common stock redemptions	(3,993)	—	(400)	—	—	(400)	—	(400)
Other comprehensive loss	—	—	—	—	(18)	(18)	—	(18)
Distributions	—	—	—	—	—	—	(4)	(4)
Effect of AG/AGM merger	(121)	(15)	15	—	—	—	—	—
As of December 31, 2024	5,810	$15	$863	$4,796	$(298)	$5,376	$—	$5,376

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.

Combined Statements of Cash Flows

(in millions)

	Year Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net income (loss)	$403	$424	$223
Adjustments to reconcile net income to net cash flows provided by operating activities:
Net amortization of premium (discount) on investments	(23)	(37)	3
Net realized investment losses (gains)	(9)	11	51
Fair value losses (gains) on committed capital securities	10	35	(24)
Equity in (earnings) losses of investees	(62)	(54)	51
Fair value losses (gains) on trading securities	(52)	(74)	34
Change in premiums receivable, net of premiums and commissions payable	(68)	(128)	63
Change in ceded unearned premium reserve	5	(34)	7
Change in unearned premium reserve	58	44	(89)
Change in loss and loss adjustment expense reserve and salvage and subrogation recoverable, net	(184)	37	(1,250)
Change in credit derivative assets and liabilities, net	(17)	(94)	8
Change in current income taxes	(2)	57	(75)
Distributions from equity method investees	22	29	5
Other	12	(14)	20
Cash flows from consolidated investment vehicles:
Consolidation of consolidated investment vehicles	—	27	—
Purchases of securities	(97)	(9)	—
Sales of securities	31	7	—
Accretion and (gains) losses on investments	37	(12)	—
Other changes in consolidated investment vehicles	(4)	4	—
Net cash flows provided by (used in) operating activities	$60	$219	$(973)

(continued)

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.
Combined Statements of Cash Flows, Continued
(in millions)

	Year Ended December 31,
	2024	2023	2022
Cash flows from investing activities:
Fixed-maturity securities, available-for-sale:
Purchases	$(1,183)	$(327)	$(266)
Sales	602	778	646
Maturities and paydowns	693	619	617
Short-term investments with original maturities of over three months:
Purchases	(1)	(16)	(63)
Sales	—	4	—
Maturities and paydowns	5	36	36
Net sales (purchases) of short-term investments with original maturities of less than three months	529	(703)	288
Fixed-maturity securities, trading:
Sales	233	—	121
Maturities and paydowns	21	63	87
Paydowns on financial guaranty variable interest entities’ assets	23	175	84
Purchases of equity method investments	(107)	(185)	(167)
Distributions from equity method investments	26	233	118
Sales of equity method investments	—	—	16
Other	(8)	4	3
Net cash flows provided by (used in) investing activities	$833	$681	$1,520

Cash flows from financing activities:
Dividends paid	$(400)	$(358)	$(473)
Net paydowns of financial guaranty variable interest entities’ liabilities	(375)	(149)	(99)
Redemption of common stock	(267)	(200)	—
Other	(4)	(9)	(2)
Net cash flows provided by (used in) financing activities	$(1,046)	$(716)	$(574)

Effect of foreign exchange rate changes	$(2)	$1	$(1)
Increase (decrease) in cash and cash equivalents and restricted cash	(155)	185	(28)
Cash and cash equivalents and restricted cash at beginning of period	229	44	72
Cash and cash equivalents and restricted cash at end of period	$74	$229	$44

(continued)

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.
Combined Statements of Cash Flows, Continued
(in millions)

	Year Ended December 31,
	2024	2023	2022
Supplemental cash flow information
Income taxes paid (received)	$81	$12	$92

Supplemental disclosure of non-cash activities:
Equity method investments transferred in exchange for stock redemption	133	—	—
Puerto Rico Salvage
Fixed-maturity securities, available-for-sale, received as salvage	—	1	986
Fixed-maturity securities, available-for-sale, ceded to a reinsurer	—	—	27
Fixed-maturity securities, trading, received as salvage	—	—	549
Fixed-maturity securities, trading, ceded to a reinsurer	—	—	6
Debt securities of financial guaranty variable interest entities received as salvage	—	—	234
Contributions to equity method investments	—	28	221
Distributions from equity method investments	—	28	221
Capital contribution from parent	—	12	—
Distributions to noncontrolling interests	—	7	—

	As of December 31,
	2024	2023	2022
Reconciliation of cash and cash equivalents and restricted cash to the combined balance sheets:
Cash	$69	$42	$41
Restricted cash (included in other assets)	5	—	1
Cash of financial guaranty variable interest entities (see Note 8)	—	154	2
Cash and cash equivalents of consolidated investment vehicles (see Note 8)	—	33	—
Cash and cash equivalents and restricted cash at the end of period	$74	$229	$44

The accompanying notes are an integral part of these combined financial statements.

Assured Guaranty Inc.
Notes to Combined Financial Statements
1.    Business and Basis of Presentation

Business

Assured Guaranty Inc. (formerly, Assured Guaranty Corp.) (AG and, together with its subsidiaries, the Company), a Maryland domiciled insurance company, is an indirect and wholly-owned subsidiary of Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty). AGL is a Bermuda-based holding company that provides, through its wholly-owned operating subsidiaries, credit protection products to the United States (U.S.) and non-U.S. public finance (including infrastructure) and structured finance markets. Assured Guaranty also participates in the asset management business.

Insurance

The Company applies its credit underwriting judgment, risk management skills and capital markets experience primarily to offer financial guaranty insurance that protects holders of debt instruments and other monetary obligations from defaults in scheduled payments. If an obligor defaults on a scheduled payment due on an obligation, including a scheduled principal or interest payment (collectively, debt service), the Company is required under its unconditional and irrevocable financial guaranty to pay the amount of the shortfall to the holder of the obligation. The Company markets its financial guaranty insurance directly to issuers and underwriters of public finance and structured finance securities as well as to investors in such obligations. The Company guarantees obligations issued principally in the U.S. and the United Kingdom (U.K.), and also guarantees obligations issued in other countries and regions, including Western Europe.

The Company designated certain assets and liabilities as held for sale in the first quarter of 2023. The held for sale assets and liabilities were $28 million (reported in “other assets”) and $3 million (reported in “other liabilities”), respectively, as of December 31, 2024.

Merger

Effective August 1, 2024, AG’s U.S. affiliate, Assured Guaranty Municipal Corp. (AGM) merged with and into AG, with AG as the surviving company. As a result of the merger, the Company wrote-off the $6 million carrying value of AGM’s insurance licenses in the third quarter of 2024, which was recorded in “other expenses”. In connection with the merger, the Maryland Insurance Administration (MIA) approved, and in the third quarter of 2024 AG implemented, the redemption of approximately $300 million of AG’s shares of common stock from its parent, Assured Guaranty Municipal Holdings Inc. (AGMH), in exchange for cash of $167 million and the remainder in alternative investments.

Because AG and AGM were under common control, the merger was accounted for in a method that is similar to the pooling-of-interests method. Under this method of accounting, AG’s and AGM’s financial statements and disclosures were combined in all historical periods presented as if the combination had been in effect from the date common control began for each of the subsidiaries, to reflect Assured Guaranty’s historical carryover basis in the assets and liabilities. Intercompany accounts and transactions between AG and AGM have been eliminated.

The impact of the common control transaction is summarized below.

Impact of the Common Control Acquisition

(in millions)
AG’s historical shareholder’s equity as of December 31, 2023	$1,882
AG’s shareholder’s equity activity from January 1, 2024 to July 31, 2024	24
Merger of AGM on August 1, 2024	3,950
Carrying value of AG as of August 1, 2024, post-merger	$5,856

In May 2024, the New York State Department of Financial Services (NYDFS) approved, and AGM implemented, the redemption of approximately $100 million of AGM’s shares of common stock from its then parent, AGMH.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Assured Guaranty’s Asset Management Business

Until July 1, 2023, Assured Guaranty served as an investment adviser to primarily collateralized loan obligations (CLOs) and opportunity funds, through Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM). Beginning July 1, 2023, Assured Guaranty participates in the asset management business through its ownership interest in Sound Point Capital Management, LP (Sound Point, LP) and certain of its investment management affiliates (together with Sound Point, LP, Sound Point), as described below.

On July 1, 2023, Assured Guaranty contributed to Sound Point, LP most of its asset management business, other than that conducted by Assured Healthcare Partners LLC (AHP) (AssuredIM Contributed Business), as contemplated by the transaction agreement entered into with Sound Point on April 5, 2023 (Transaction Agreement). Assured Guaranty received, subject to certain potential post-closing adjustments, approximately 30% of the common interests in Sound Point, LP, and certain other interests in Sound Point.

In addition, in accordance with the terms of a letter agreement (Letter Agreement), effective July 1, 2023, AG (i) engaged Sound Point as its sole alternative credit manager, and (ii) transitioned to Sound Point the management of certain existing alternative investments and related commitments. The Letter Agreement also provides that, within the first two years of Sound Point’s engagement, AG, including through its investment subsidiary AG Asset Strategies LLC (AGAS), would, subject to regulatory approval, cure terms and other terms of the Letter Agreement, make new investments in funds, other vehicles and separately managed accounts managed by Sound Point which, when aggregated with the alternative investments and commitments transitioned from AssuredIM and any reinvestments (collectively, Sound Point Investments), and investments made by other Assured Guaranty affiliates, will total $1 billion. The Letter Agreement contemplates a long-term investment partnership between Sound Point and Assured Guaranty, whereby AG has agreed to reinvest all returns of capital from Sound Point Investments for a period of 15 years, until July 1, 2038. Similarly, the Letter Agreement provides that AG will reinvest all gains and dividends from Sound Point Investments for the first two years of Sound Point’s engagement, and reinvest half of all such gains and dividends thereafter until July 1, 2033 (the transactions contemplated under the Transaction Agreement and the Letter Agreement, the Sound Point Transaction). On July 1, 2028, AG may choose to reduce the amounts invested or required to be reinvested in certain Sound Point Investments under the Letter Agreement, subject to adjustment of Assured Guaranty’s portion of its ownership interest in Sound Point. To the extent not required to be reinvested by the Letter Agreement, all proceeds from Sound Point Investments received in accordance with their operative investment documents can be distributed to AG. See Note 7, Investments and Cash.

In July 2023, Assured Guaranty sold all of its equity interests in AHP, which manages healthcare funds, to an entity owned and controlled by the managing partner of AHP (AHP Transaction). In connection with the AHP Transaction, Assured Guaranty agreed to remain a strategic investor in certain AHP managed funds, retain its portion of carried interest in certain AHP managed funds, and receive other consideration.

Basis of Presentation

The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). In management’s opinion, all material adjustments necessary for a fair statement of the financial condition, results of operations and cash flows of the Company, including its consolidated variable interest entities (VIEs), are reflected in the periods presented and are of a normal, recurring nature. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain prior year balances have been reclassified to conform to the current year’s presentation.

The combined financial statements include the accounts of AG, its subsidiaries, and its consolidated financial guaranty VIEs (FG VIEs) and consolidated investment vehicles (CIVs). See Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles. Intercompany accounts and transactions between and among all consolidated entities have been eliminated. All amounts are reported in U.S. dollars, unless otherwise specified.

As of December 31, 2024, AG owned the following principal subsidiaries:

•100% of Assured Guaranty UK Limited (AGUK), which was organized in the U.K.
•99.9999% of Assured Guaranty (Europe) SA (AGE), which was organized in France. AGMH owns the remaining 0.0001% of AGE.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
•100% of AGAS, an investment subsidiary.

Significant Accounting Policies

The Company revalues foreign currency denominated assets, liabilities, revenue, and expenses, into U.S. dollars using the applicable exchange rates prescribed by GAAP. Gains and losses generated by the remeasurement of foreign currency transactions are reported in the combined statements of operations.

Other accounting policies are included in the following notes to the combined financial statements.

Note Name	Note Number
Expected loss to be paid (recovered)	Note 3
Contracts accounted for as insurance	Note 4
Contracts accounted for as credit derivatives	Note 5
Reinsurance	Note 6
Investments and cash	Note 7
Financial guaranty variable interest entities and consolidated investment vehicles	Note 8
Fair value measurement	Note 9
Income taxes	Note 11
Related party transactions	Note 13
Leases	Note 14
Contingencies	Note 15
Shareholder’s equity	Note 16

Recent Accounting Standards Not Yet Adopted

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments require enhanced annual disclosures regarding the rate reconciliation and income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024. The Company will apply the amendments in this ASU prospectively to all annual periods beginning after December 15, 2024. The adoption of this ASU will affect certain of the Company’s income tax disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The amendments in this ASU require disclosure about specific expense categories, including employee compensation, depreciation and intangible asset amortization, in the notes to financial statements at interim and annual reporting periods. This ASU is effective in fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. Prospective application is required, and retrospective application is permitted. The Company is evaluating when and how it will adopt this ASU and the effect that the amendments in this ASU may have on its expense disclosures.

2.    Outstanding Exposure

The Company sells credit protection primarily in financial guaranty insurance form. The Company may also sell credit protection by issuing policies that guarantee payment obligations under credit default swaps (CDS). The Company’s guaranties of CDS are generally structured such that the circumstances giving rise to the Company’s obligation to make loss payments are similar to those for its financial guaranty insurance contracts.

The Company seeks to limit its exposure to losses by underwriting obligations that it views to be investment grade at inception, although on occasion it may underwrite new issuances that it views to be below-investment grade (BIG), typically as part of its loss mitigation strategy for existing troubled exposures. The Company also seeks to acquire portfolios of insurance from financial guarantors that are no longer writing new business by acquiring such companies, providing reinsurance on or novating a portfolio of insurance; in such instances, it evaluates the risk characteristics of the target portfolio, which may include some BIG exposures, as a whole in the context of the proposed transaction. The Company diversifies its insured portfolio across sector and geography and, in the structured finance portfolio, generally requires subordination or collateral to protect it from loss. Reinsurance may be used in order to reduce net exposure to certain insured transactions.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Public finance obligations insured by the Company primarily consist of general obligation bonds supported by the taxing powers of U.S. state or municipal governmental authorities, as well as tax-supported bonds, revenue bonds and other obligations supported by covenants from state or municipal governmental authorities or other municipal obligors to impose and collect fees and charges for public services or specific infrastructure projects. The Company includes within public finance obligations those obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including utilities, toll roads, healthcare facilities and government office buildings as well as obligations issued by U.S. and non-U.S. sovereign and sub-sovereign issuers and governmental authorities.

Structured finance obligations insured by the Company are generally issued by special purpose entities, including VIEs, and backed by pools of assets having an ascertainable cash flow or market value or other specialized financial obligations. Some of these VIEs are consolidated as described in Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles. Unless otherwise specified, the outstanding par and debt service amounts presented in this note include outstanding exposures on these VIEs whether or not they are consolidated.

Significant Risk Management Activities

The Portfolio Risk Management Committee of the Company’s indirect parent, AGL, which includes members of Assured Guaranty’s senior management and senior risk and surveillance officers, is responsible for enterprise risk management for Assured Guaranty’s insurance business and focuses on measuring and managing credit, market and liquidity risk for Assured Guaranty’s insurance business. This committee establishes Assured Guaranty-wide credit policy for Assured Guaranty’s direct and assumed insurance business. It implements specific underwriting procedures and limits for Assured Guaranty and allocates underwriting capacity among AGL’s insurance subsidiaries, including the Company. All insurance transactions in new asset classes or new jurisdictions, or otherwise outside AGL’s Board-approved risk appetite statement or risk limits, must be approved by this committee.

The Company’s risk management committee conducts an in-depth review of the Company’s insured portfolio, focusing on varying portions of the portfolio at each meeting. It reviews and may revise internal ratings assigned to the insured transactions and reviews sector reports, monthly product line surveillance reports and compliance reports.

All transactions in the insured portfolio are assigned internal credit ratings by the relevant underwriting committee at inception, and such credit ratings are updated by the relevant risk management or surveillance committee based on changes in transaction credit quality. As part of the surveillance process, the Company monitors trends and changes in transaction credit quality, and recommends such remedial actions as may be necessary or appropriate. The Company also develops strategies to enforce its contractual rights and remedies and to mitigate its losses, engage in negotiation discussions with transaction participants and, when necessary, manage the Company’s litigation proceedings.

Surveillance Categories

The Company segregates its insured portfolio into investment grade and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review of each exposure. BIG exposures include all exposures with internal credit ratings below BBB-.

The Company’s internal credit ratings are based on internal assessments of the likelihood of default and loss severity in the event of default. Internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and generally reflect an approach similar to that employed by the rating agencies, except that the Company’s internal credit ratings focus on future performance rather than lifetime performance.

The Company monitors its insured portfolio and refreshes its internal credit ratings on individual exposures in quarterly, semi-annual or annual cycles based on the Company’s view of the exposure’s credit quality, future loss potential, volatility and sector. More extensive monitoring and intervention are employed for all BIG surveillance categories, with internal credit ratings reviewed quarterly. Exposures identified as BIG are subjected to further review to determine (i) the probability of a future loss, (ii) the calculation of the expected future loss to be paid, and (iii) whether the Company has paid a claim for which it expects to be reimbursed within one year (liquidity claim) or a claim for which it does not expect to be reimbursed within one year.

Ratings on exposures in sectors identified as under the most stress or with the most potential volatility are also reviewed every quarter, although the Company may also review a rating in response to developments impacting a credit when a

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
ratings review is not scheduled. For assumed exposures, the Company may use the ceding company’s credit ratings of transactions where it is impractical for it to assign its own rating.

The Company assigns each BIG exposure to one of the three BIG surveillance categories below, which generally represent the following:

•BIG 1: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is less than 50%, regardless of whether the Company has or has not paid a liquidity claim.
•BIG 2: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, but for which no claims (other than liquidity claims) have yet been paid.
•BIG 3: Below-investment-grade exposures for which future losses are expected, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, and for which claims, other than liquidity claims have been paid.

For purposes of classifying BIG exposures into one of the three BIG categories, the Company calculates the present value of projected claim payments and recoveries using the pre-tax book yield of the investment portfolio as the applicable discount rate.

As discussed in Note 3, Expected Loss to be Paid (Recovered), for financial statement measurement purposes, the Company uses risk-free rates (as determined each quarter) for discounting, rather than pre-tax book yield of the investment portfolio, to calculate the expected losses to be paid. Expected losses to be paid (recovered) are based on probability weighted scenarios and serve as the basis for the loss reserves reported in accordance with U.S. GAAP.

Components of Outstanding Exposure

The Company measures its financial guaranty exposure in terms of: (i) gross and net par outstanding; and (ii) gross and net debt service.

The Company typically guarantees the payment of debt service when due. Since most of these payments are due in the future, the Company generally uses gross and net par outstanding as a proxy for its financial guaranty exposure. Gross par outstanding generally represents the principal amount of the insured obligation at a point in time. Net par outstanding equals gross par outstanding net of any reinsurance. The Company includes in its par outstanding calculation the impact of any consumer price index inflator to the reporting date as well as, in the case of accreting (zero-coupon) obligations, accretion to the reporting date. Non-U.S. dollar denominated par outstanding is translated at the spot rate at the end of the reporting period.

The Company has, from time to time, purchased securities that it has insured, and for which it had expected losses to be paid, in order to mitigate the economic effect of insured losses (Loss Mitigation Securities). The Company excludes amounts attributable to Loss Mitigation Securities from par and debt service outstanding, and instead reports Loss Mitigation Securities in the investment portfolio. The Company manages such securities as investments and not insurance exposure. As of December 31, 2024 and December 31, 2023, the Company excluded net par outstanding of $936 million and $965 million, respectively, attributable to Loss Mitigation Securities.

Gross debt service outstanding represents the sum of all estimated future debt service payments on the insured obligations, on an undiscounted basis. Net debt service outstanding equals gross debt service outstanding net of any reinsurance. Future debt service payments include the estimated impact of any consumer price index inflator after the reporting date, as well as, in the case of accreting (zero-coupon) obligations, accretion after the reporting date.

The Company calculates its debt service outstanding as follows:

•for insured obligations that are not supported by homogeneous pools of assets (which category includes most of the Company’s public finance transactions), as the total estimated contractual future debt service due through maturity, regardless of whether the obligations may be called and regardless of whether, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, the Company believes the obligations will be repaid prior to contractual maturity; and

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
•for insured obligations that are supported by homogeneous pools of assets that are contractually permitted to prepay principal (which category includes, for example, residential mortgage-backed securities (RMBS)), as the total estimated expected future debt service due on insured obligations through their respective expected terms, which reflects the Company’s expectations as to whether the obligations may be called and, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, when the Company expects principal payments to be made prior to contractual maturity.

The calculation of debt service requires the use of estimates, which the Company updates periodically, including estimates and assumptions for the expected remaining term of insured obligations supported by homogeneous pools of assets, updated interest rates for floating and variable rate insured obligations, behavior of consumer price indices for obligations with consumer price index inflators, foreign exchange rates and other assumptions based on the characteristics of each insured obligation. Debt service is a measure of the estimated maximum potential exposure to insured obligations before considering the Company’s various legal rights to the underlying collateral and other remedies available to it under its financial guaranty contract.

Actual debt service may differ from estimated debt service due to refundings, terminations, negotiated restructurings, prepayments, changes in interest rates on variable rate insured obligations, consumer price index behavior differing from that projected, changes in foreign exchange rates on non-U.S. dollar denominated insured obligations and other factors.

Financial Guaranty Portfolio
Debt Service and Par Outstanding

	As of December 31, 2024		As of December 31, 2023
	Gross	Net	Gross	Net
	(in millions)
Debt Service
Public finance	$399,397	$316,483	$382,947	$300,757
Structured finance	12,039	7,764	11,403	7,352
Total financial guaranty	$411,436	$324,247	$394,350	$308,109

Par Outstanding
Public finance	$247,276	$194,755	$237,145	$185,117
Structured finance	10,992	6,852	10,093	6,152
Total financial guaranty	$258,268	$201,607	$247,238	$191,269

In addition to amounts shown in the table above, the Company had outstanding commitments to provide guaranties of $196 million of public finance gross par and $1.3 billion of structured finance gross par as of December 31, 2024. These commitments are contingent on the satisfaction of all conditions set forth in the guaranties and may expire unused or be canceled at the counterparty’s request. Therefore, the total commitment amount does not necessarily reflect actual future guaranteed amounts.

Also, in connection with a potential transaction that would accelerate the run-off of the insured portfolio of Financial Guaranty Insurance Company (FGIC) (the Proposed Transaction) pursuant to the First Amended Plan of Rehabilitation for FGIC, dated June 4, 2013, the Company and FGIC are parties to a novation agreement dated as of February 8, 2024 pursuant to which certain FGIC policies insuring approximately $353 million of public finance (including infrastructure) gross par and approximately $50 million of structured finance gross par as of December 31, 2023 may in the future be novated to the Company in accordance with the terms and conditions of the novation agreement. The Proposed Transaction, including the novation of certain FGIC policies to the Company, is subject in all respects to review and approval by NYDFS, the reopening of FGIC’s rehabilitation proceeding, and ultimate approval by the Supreme Court of the State of New York. On September 10, 2024, following the NYDFS’s review of the Proposed Transaction and information submitted by FGIC, FGIC received a written communication from the NYDFS stating that the NYDFS does not support the Proposed Transaction. In the event the Proposed Transaction does not occur on or prior to September 30, 2025, either the Company or FGIC has the right to terminate the novation agreement in accordance with its terms.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Portfolio by Internal Rating
As of December 31, 2024

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
AAA	$16	—%	$1,442	3.9%	$484	9.4%	$423	25.0%	$2,365	1.2%
AA	14,029	8.9	2,465	6.7	2,556	49.5	50	3.0	19,100	9.5
A	86,860	55.0	9,875	26.7	734	14.2	1,143	67.7	98,612	48.9
BBB	54,743	34.7	17,993	48.7	599	11.6	72	4.3	73,407	36.4
BIG	2,141	1.4	5,191	14.0	791	15.3	—	—	8,123	4.0
Total net par outstanding	$157,789	100.0%	$36,966	100.0%	$5,164	100.0%	$1,688	100.0%	$201,607	100.0%

Financial Guaranty Portfolio by Internal Rating
As of December 31, 2023

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
AAA	$84	0.1%	$1,418	3.7%	$805	15.9%	$420	38.7%	$2,727	1.5%
AA	14,022	9.4	2,933	7.7	2,126	42.0	76	7.0	19,157	10.0
A	78,971	53.7	9,968	26.2	740	14.6	498	45.9	90,177	47.1
BBB	51,594	35.1	22,605	59.6	485	9.5	92	8.4	74,776	39.1
BIG	2,444	1.7	1,078	2.8	910	18.0	—	—	4,432	2.3
Total net par outstanding	$147,115	100.0%	$38,002	100.0%	$5,066	100.0%	$1,086	100.0%	$191,269	100.0%

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following tables present net par outstanding by sector for the financial guaranty portfolio.

Financial Guaranty Portfolio
Par Outstanding by Sector

	Gross Par Outstanding		Net Par Outstanding
	As of December 31,		As of December 31,
Sector	2024	2023	2024	2023
	(in millions)
Public finance:
U.S. public finance:
General obligation	$77,836	$74,242	$60,227	$56,572
Tax backed	33,072	32,793	25,888	25,187
Municipal utilities	29,935	29,198	23,989	23,195
Transportation	26,848	21,930	21,911	17,719
Healthcare	13,989	12,585	11,714	10,503
Infrastructure finance	7,781	7,899	6,489	6,587
Higher education	7,359	7,223	5,625	5,473
Housing revenue	1,272	1,152	1,036	934
Investor-owned utilities	176	180	136	140
Renewable energy	163	167	117	120
Other public finance	904	950	657	685
Total U.S. public finance	199,335	188,319	157,789	147,115
Non-U.S. public finance:
Regulated utilities	21,480	20,367	14,738	14,088
Infrastructure finance	14,584	15,427	12,380	13,056
Sovereign and sub-sovereign	9,181	9,869	8,049	8,666
Renewable energy	1,595	2,030	1,249	1,625
Pooled infrastructure	1,101	1,133	550	567
Total non-U.S. public finance	47,941	48,826	36,966	38,002
Total public finance	247,276	237,145	194,755	185,117
Structured finance:
U.S. structured finance:
Insurance securitization	4,895	4,679	1,676	1,275
RMBS	1,496	1,761	1,414	1,659
Financial products	492	464	492	464
Pooled corporate obligations	607	632	490	561
Consumer receivables	166	238	141	201
Subscription finance facilities	180	178	140	149
Other structured finance	980	916	811	757
Total U.S. structured finance	8,816	8,868	5,164	5,066
Non-U.S. structured finance:
Subscription finance facilities	837	444	696	371
Pooled corporate obligations	468	425	403	367
RMBS	221	252	216	245
Other structured finance	650	104	373	103
Total non-U.S. structured finance	2,176	1,225	1,688	1,086
Total structured finance	10,992	10,093	6,852	6,152
Total par outstanding	$258,268	$247,238	$201,607	$191,269

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Portfolio
Expected Amortization of Net Par Outstanding
As of December 31, 2024

	Public Finance	Structured Finance	Total
	(in millions)
0 to 5 years	$39,801	$3,924	$43,725
5 to 10 years	41,724	1,444	43,168
10 to 15 years	34,826	730	35,556
15 to 20 years	25,862	459	26,321
20 years and above	52,542	295	52,837
Total net par outstanding	$194,755	$6,852	$201,607

Actual amortization differs from expected maturities due to prepayments and terminations, and because interest rates, consumer price indices, foreign exchange rates and expected terms may be different than management had estimated. The expected maturities of structured finance obligations are, in general, shorter than their contractual maturities.

Financial Guaranty Portfolio
Components of BIG Net Par Outstanding
As of December 31, 2024

	BIG Net Par Outstanding				Net Par
	BIG 1	BIG 2	BIG 3	Total BIG	Outstanding
			(in millions)
Public finance:
U.S. public finance	$1,599	$118	$424	$2,141	$157,789
Non-U.S. public finance	4,674	517	—	5,191	36,966
Public finance	6,273	635	424	7,332	194,755
Structured finance:
U.S. RMBS	96	26	650	772	1,414
Other structured finance	—	—	19	19	5,438
Structured finance	96	26	669	791	6,852
Total	$6,369	$661	$1,093	$8,123	$201,607

Financial Guaranty Portfolio
Components of BIG Net Par Outstanding
As of December 31, 2023

	BIG Net Par Outstanding				Net Par
	BIG 1	BIG 2	BIG 3	Total BIG	Outstanding
			(in millions)
Public finance:
U.S. public finance	$896	$776	$772	$2,444	$147,115
Non-U.S. public finance	1,078	—	—	1,078	38,002
Public finance	1,974	776	772	3,522	185,117
Structured finance:
U.S. RMBS	19	32	837	888	1,659
Other structured finance	—	—	22	22	4,493
Structured finance	19	32	859	910	6,152
Total	$1,993	$808	$1,631	$4,432	$191,269

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Portfolio
BIG Net Par Outstanding and Number of Risks
As of December 31, 2024

	Net Par Outstanding			Number of Risks (2)
Description	Financial Guaranty Insurance (1)	Credit Derivatives	Total	Financial Guaranty Insurance (1)	Credit Derivatives	Total
	(dollars in millions)
BIG 1	$6,345	$24	$6,369	90	3	93
BIG 2	658	3	661	9	1	10
BIG 3	1,093	—	1,093	87	3	90
Total BIG	$8,096	$27	$8,123	186	7	193

Financial Guaranty Portfolio
BIG Net Par Outstanding and Number of Risks
As of December 31, 2023

	Net Par Outstanding			Number of Risks (2)
Description	Financial Guaranty Insurance (1)	Credit Derivatives	Total	Financial Guaranty Insurance (1)	Credit Derivatives	Total
	(dollars in millions)
BIG 1	$1,980	$13	$1,993	90	2	92
BIG 2	799	9	808	10	2	12
BIG 3	1,607	24	1,631	97	7	104
Total BIG	$4,386	$46	$4,432	197	11	208
 ____________________
(1)    Includes FG VIEs.
(2)    A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.

When the Company insures an obligation, it assigns the obligation to a geographic location or locations based on its view of the geographic location of the risk. The Company seeks to maintain a diversified portfolio of insured obligations designed to spread its risk across a number of geographic areas.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Portfolio
Geographic Distribution of Net Par Outstanding
As of December 31, 2024

	Number of Risks	Net Par Outstanding	Percent of Total Net Par Outstanding
	(dollars in millions)
U.S.:
U.S. public finance:
California	1,175	$28,097	13.9%
Texas	1,140	20,596	10.2
New York	796	15,768	7.8
Pennsylvania	533	14,596	7.2
Illinois	476	9,495	4.7
Florida	216	9,149	4.5
New Jersey	248	7,058	3.5
Michigan	228	3,787	1.9
Louisiana	139	3,735	1.9
Colorado	168	3,026	1.5
Other	2,019	42,482	21.1
Total U.S public finance	7,138	157,789	78.2
U.S. structured finance (multiple states)	293	5,164	2.6
Total U.S.	7,431	162,953	80.8
Non-U.S.:
United Kingdom	264	30,008	14.9
France	7	1,354	0.7
Australia	6	1,267	0.6
Spain	9	1,248	0.6
Canada	5	1,062	0.6
Other	41	3,715	1.8
Total non-U.S.	332	38,654	19.2
Total	7,763	$201,607	100.0%

3.    Expected Loss to be Paid (Recovered)

Accounting Policy

Net expected loss to be paid (recovered) is equal to the present value of expected future cash outflows for loss and LAE payments, net of: (i) inflows for expected salvage, subrogation and other recoveries; (ii) excess spread on underlying collateral, as applicable; and (iii) amounts ceded to reinsurers. Cash flows are discounted at current risk-free rates. The Company updates the discount rates each quarter and reflects the effect of such changes in economic loss development.

Expected cash outflows and inflows are probability weighted cash flows that reflect management’s assumptions about the likelihood of all possible outcomes based on all information available to the Company. Those assumptions consider the relevant facts and circumstances and are consistent with the information tracked and monitored through the Company’s surveillance and risk-management functions. Expected loss to be paid (recovered) is important in that it represents the present value of amounts that the Company expects to pay or recover in future periods.

The Company removes any related expected loss to be paid (recovered) associated with Loss Mitigation Securities. For Loss Mitigation Securities, the difference between the purchase price of the insured obligation and the fair value excluding the value of the Company’s insurance (on the date of acquisition) is treated as a paid loss. See Note 7, Investments and Cash, and Note 9, Fair Value Measurement.

Similarly, in cases where issuers of insured obligations elected (or where an issuer and the Company negotiated) to deliver the underlying collateral, insured obligation or a new security to the Company, expected loss to be paid (recovered) is adjusted accordingly and the asset received is prospectively accounted for under the applicable guidance for that instrument.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

Economic loss development (benefit) represents the change in net expected loss to be paid (recovered) attributable to the effects of changes in the economic performance of insured transactions, changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts.

In order to effectively evaluate and manage the economics and liquidity of the entire insured portfolio, management assigns ratings and calculates expected loss to be paid (recovered), on a contract-by-contract basis, in the same manner for all its exposures regardless of form or differing accounting models. The exposure reported in Note 2, Outstanding Exposure, includes policies accounted for under various accounting models depending on the characteristics of the contract and the Company’s control rights. The three primary models are: (i) insurance, as described in Note 4, Contracts Accounted for as Insurance; (ii) derivatives, as described in Note 5, Contracts Accounted for as Credit Derivatives, and Note 9, Fair Value Measurement; and (iii) FG VIE consolidation, as described in Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles. The Company has paid and may pay future claims and/or recover past claims on policies which fall under each of these accounting models. This note provides information regarding expected loss to be paid (recovered), regardless of the accounting method.

Loss Estimation Process

The financial guaranties issued by the Company insure the credit performance of the guaranteed obligations over an extended period of time, in some cases over 30 years, and in most circumstances the Company has no right to cancel such financial guaranties. As a result, the Company’s estimate of ultimate loss on a policy is subject to significant uncertainty over the life of the insured transaction. Credit performance can be affected by, among other things, economic, fiscal and financial market and political developments over the life of most contracts. The Company guarantees payment of interest and principal when those amounts are scheduled to be paid and cannot be required to pay on an accelerated basis, although in certain circumstances it may elect to do so. When obligors default on their obligations, the Company is only required to pay the shortfall between the debt service due in any given period and the amount paid by the obligors.

The Company does not use traditional actuarial approaches to determine its estimates of expected losses. The determination of expected loss to be paid (recovered) is an inherently subjective process involving numerous estimates, assumptions and judgments by management, using both internal and external data sources with regard to frequency and severity of loss, economic projections, governmental actions, legal developments, negotiations, recovery rates, delinquency and prepayment rates, timing of cash flows, and other factors that affect credit performance. These estimates, assumptions and judgments, and the factors on which they are based, may change materially over a reporting period, and have a material effect on the Company’s financial statements. Each quarter, the Company may revise its scenarios and update its assumptions, including the probability weightings of its scenarios, based on public as well as nonpublic information obtained through its surveillance and loss mitigation activities.

Changes over a reporting period in the Company’s loss estimates for public finance obligations supported by specified revenue streams, such as revenue bonds issued by toll road authorities, municipal utilities, airport authorities or healthcare systems, generally will be influenced by factors impacting their revenue levels, such as changes in demand; changing demographics; and other economic factors, especially if the obligations do not benefit from financial support from other tax revenues or governmental authorities. Changes over a reporting period in the Company’s loss estimates for its tax-supported and general obligation public finance transactions generally will be influenced by factors impacting the public issuer’s ability and willingness to pay, such as changes in the economy and population of the relevant area; changes in the issuer’s ability or willingness to raise taxes, decrease spending or receive federal assistance; new legislation; rating agency actions that affect the issuer’s ability to refinance maturing obligations or issue new debt at a reasonable cost; changes in the priority or amount of pensions and other obligations owed to workers; developments in restructuring or settlement negotiations; and other political and economic factors. Changes in loss estimates may also be affected by the Company’s loss mitigation efforts and other variables.

Changes in the Company’s loss estimates for structured finance transactions can be influenced by the performance of the assets supporting those transactions, by macroeconomic factors and by specific actions taken to mitigate losses. For example, changes over a reporting period in the Company’s loss estimates for its RMBS transactions may be influenced by factors such as prepayments, the level and timing of loan defaults experienced, changes in housing prices, discount rates and results from the Company’s loss mitigation activities. In recent years, expected losses to be paid (recovered) for U.S. RMBS have also been affected by changes in the amount of recoveries on first lien deferred principal balances and second-lien charged-off loans.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Actual losses will ultimately depend on future events, transaction performance or other factors that are difficult to predict. As a result, the Company’s current projections of certain losses may be subject to considerable uncertainty and may not reflect the Company’s ultimate claims paid.

In some instances, the terms of the Company’s policy or the terms of certain workout orders and resolutions give it the option to pay principal losses that have been recognized in the transaction but which it is not yet required to pay, thereby reducing the amount of guaranteed interest due in the future. The Company has sometimes exercised this option, which results in an acceleration of cash outflows but reduces overall losses paid.

The Company’s reserve committees estimate expected loss to be paid (recovered) by reviewing analyses that consider various scenarios with corresponding probabilities assigned to them. Depending upon the characteristics of the risk, the Company’s view of the potential size of any loss and the information available to the Company, that analysis may be based upon individually developed cash flow models, internal credit rating assessments, sector-driven loss severity assumptions and/or judgmental assessments. In the case of its assumed portions of insured risks (Assumed Business), the Company may conduct its own analysis or use loss estimates provided by ceding insurers. Each quarter, the Company’s reserve committees review and refresh their loss projection assumptions, scenarios and the probabilities they assign to those scenarios based on developments during the period and their view of future performance.

Net Expected Loss to be Paid (Recovered) and Net Economic Loss Development (Benefit)
by Accounting Model

	Net Expected Loss to be Paid (Recovered)		Net Economic Loss Development (Benefit)
	As of December 31,		Year Ended December 31,
Accounting Model	2024	2023	2024	2023	2022
	(in millions)
Insurance (see Notes 4 and 6)	$1	$52	$(5)	$125	$(108)
FG VIEs (see Note 8) (1)	16	240	(1)	(11)	(17)
Credit derivatives (see Note 5)	—	1	—	1	4
Total	$17	$293	$(6)	$115	$(121)
____________________
(1)    In 2023, the net expected loss to be paid for FG VIEs primarily related to trusts established as a result of the Company’s resolution in 2022 of exposure to insured Puerto Rico credits experiencing payment default other than PREPA (2022 Puerto Rico Resolutions) (Puerto Rico Trusts), and in 2024 the Company satisfied its remaining direct insured obligations and deconsolidated the remaining Puerto Rico Trusts.

The following tables present a roll forward of net expected loss to be paid (recovered) for all contracts, which are accounted for under one of the following accounting models: insurance, derivative or FG VIE. The Company used risk-free rates that ranged from 1.98% to 5.22% with a weighted average of 4.38% as of December 31, 2024 and 1.90% to 5.40% with a weighted average of 4.10% as of December 31, 2023.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Net Expected Loss to be Paid (Recovered)
Roll Forward

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Net expected loss to be paid (recovered), beginning of period	$293	$295	$223
Economic loss development (benefit) due to:
Accretion of discount	9	10	11
Changes in discount rates	3	1	(84)
Changes in timing and assumptions	(18)	104	(48)
Total economic loss development (benefit)	(6)	115	(121)
Net (paid) recovered losses (1)	(270)	(117)	193
Net expected loss to be paid (recovered), end of period	$17	$293	$295
____________________
(1)     Net (paid) recovered losses includes (i) securities received as recoveries in 2022 in connection with the 2022 Puerto Rico Resolutions, and in 2023 in connection with the satisfaction of insurance obligations in the Puerto Rico Trusts, and (ii) claims paid in 2022, 2023 and 2024 to extinguish certain insured Puerto Rico exposures.

Net Expected Loss to be Paid (Recovered)
Roll Forward by Sector

	Year Ended December 31, 2024
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2023	Net Economic Loss Development (Benefit)	Net (Paid) Recovered Losses(1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2024
	(in millions)
Public finance:
U.S. public finance	$281	$(9)	$(265)	$7
Non-U.S. public finance	19	66	(2)	83
Public finance	300	57	(267)	90
Structured finance:
U.S. RMBS	46	(69)	(15)	(38)
Other structured finance	(53)	6	12	(35)
Structured finance	(7)	(63)	(3)	(73)
Total	$293	$(6)	$(270)	$17

	Year Ended December 31, 2023
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2022	Net Economic Loss Development (Benefit)	Net (Paid) Recovered Losses(1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2023
	(in millions)
Public finance:
U.S. public finance	$276	$161	$(156)	$281
Non-U.S. public finance	8	11	—	19
Public finance	284	172	(156)	300
Structured finance:
U.S. RMBS	65	(48)	29	46
Other structured finance	(54)	(9)	10	(53)
Structured finance	11	(57)	39	(7)
Total	$295	$115	$(117)	$293

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

	Year Ended December 31, 2022
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2021	Net Economic Loss Development (Benefit)	Net (Paid) Recovered Losses(1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2022
	(in millions)
Public finance:
U.S. public finance	$102	$12	$162	$276
Non-U.S. public finance	11	(2)	(1)	8
Public finance	113	10	161	284
Structured finance:
U.S. RMBS	145	(116)	36	65
Other structured finance	(35)	(15)	(4)	(54)
Structured finance	110	(131)	32	11
Total	$223	$(121)	$193	$295
____________________
(1)    Net of ceded paid losses, whether or not such amounts have been settled with reinsurers. Ceded paid losses are typically settled 45 days after the end of the reporting period. Such amounts are recorded as reinsurance recoverable on paid losses in “other assets.”

The tables above include (i) net LAE paid of $23 million, $18 million and $27 million for the years ended December 31, 2024, 2023 and 2022, respectively; and (ii) net expected LAE to be paid of $8 million as of December 31, 2024 and $16 million as of December 31, 2023.

Public Finance

The largest components of the public finance net expected losses to be paid (recovered) relate to certain healthcare and U.K. regulated utilities exposures. The total net expected loss to be paid for U.S. public finance exposures is net of an expected recovery of certain claims already paid of $187 million and $136 million as of December 31, 2024 and December 31, 2023, respectively. In 2024, the economic loss development for public finance transactions was primarily attributable to higher expected losses for certain U.K. regulated utilities and certain Puerto Rico exposures.

U.K. Regulated Utilities and European Renewable Energy

In the third quarter of 2024, the Company internally downgraded to BIG certain U.K. regulated utilities and European renewable energy transactions that are experiencing operational strain, high financing costs and/or other capital constraints.

Healthcare

Certain BIG healthcare exposures are experiencing rising labor costs due to competition for labor and shortages in certain markets. Additionally, inflation has increased the cost of medical supplies, medical equipment, and pharmacy products, while U.S. hospitals with large Medicaid and Medicare payor mixes have not seen reimbursement levels keep pace with rising costs. The combined revenue and expense challenges have led to cash flow and liquidity stress in certain transactions. In addition, certain credits are struggling to make necessary capital expenditures and improvements to facilities.

Puerto Rico

All of the Company’s insured exposure to the Commonwealth of Puerto Rico (Puerto Rico or the Commonwealth) and its various authorities and public corporations is rated BIG. Puerto Rico net par and net debt service outstanding as of December 31, 2024 were $455 million and $530 million respectively, compared with net par and net debt service outstanding as of December 31, 2023 of $812 million and $1,095 million, respectively. In 2024, the Company satisfied its remaining direct Puerto Rico Highways and Transportation Authority (PRHTA) insured obligations.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Defaulting Puerto Rico Exposure

As of December 31, 2024 the Company’s only unresolved outstanding insured Puerto Rico exposure subject to a payment default was the Puerto Rico Electric Power Authority (PREPA), which had net par and debt service outstanding of $378 million and $442 million, respectively. As of December 31, 2023, the Company’s PREPA net par and debt service outstanding were $444 million and $530 million, respectively. The PREPA bonds are secured by a lien on the net revenues of the electric system. The default of PREPA’s obligations has been the subject of restructuring negotiations, mediation and litigation since 2014.

Puerto Rico Litigation

Currently, there are numerous legal actions relating to defaults by PREPA on debt service payments, and related matters, and the Company is a party to a number of them. The Company has taken legal action, and may take additional legal action in the future, to enforce its rights with respect to the remaining Puerto Rico obligations it still insures. In addition, the Commonwealth, the Financial Oversight and Management Board (the FOMB) and others have taken legal action naming the Company as a party.

Certain legal actions involving the Company and relating to defaults by the Commonwealth and its authorities and public corporations were resolved in 2022. The remaining proceedings relate to PREPA’s default, including recently active proceedings and a number of proceedings that remain stayed pending the United States District Court of the District of Puerto Rico’s (Federal District Court of Puerto Rico) determination on the FOMB PREPA Plan, as described below.

PREPA – Current Proceedings

On April 8, 2022, the Federal District Court of Puerto Rico issued an order appointing three U.S. Bankruptcy Judges as members of a PREPA mediation team. The Federal District Court of Puerto Rico also entered a separate order establishing the terms and conditions of mediation.

Plan of Adjustment and Disclosure Statement. The FOMB which was established under the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) filed an initial plan of adjustment and disclosure statement for PREPA with the Federal District Court of Puerto Rico on December 16, 2022. On November 17, 2023, the Federal District Court of Puerto Rico approved the supplemental disclosure statement (Supplemental Disclosure Statement) supporting the PREPA plan of adjustment filed by the FOMB (as amended or modified from time to time). On February 16, 2024, the FOMB filed with the Federal District Court of Puerto Rico its most recent plan of adjustment for PREPA, the Modified Fourth Amended Title III Plan of Adjustment (FOMB PREPA Plan). The Supplemental Disclosure Statement and the FOMB PREPA Plan are based on the PREPA fiscal plan certified by the FOMB on June 23, 2023. The confirmation hearing for the FOMB PREPA Plan occurred in March 2024. At the end of the hearing, the Federal District Court of Puerto Rico stated that it was taking the confirmation of the FOMB PREPA Plan under advisement. In light of the decision by the United States Court of Appeals for the First Circuit (First Circuit) described below in the next subcaption, in March 2025 the Federal District Court of Puerto Rico ordered the parties to propose a litigation schedule for resolving certain key issues related to PREPA bondholders’ claims prior to a further FOMB PREPA Plan confirmation hearing and, on March 13, 2025, the parties submitted competing proposals, which are expected to be discussed at an Omnibus Hearing scheduled for March 19, 2025.

Lien Challenge Adversary Proceeding and Appeal. On March 22, 2023, the Federal District Court of Puerto Rico held that the PREPA bondholders had perfected liens only in revenues that had been deposited in the sinking fund established under the PREPA trust agreement and related funds over which the bond trustee had control but did not have a lien on future revenues until deposited in those funds. The Federal District Court of Puerto Rico also held, however, that PREPA bondholders do have recourse under the PREPA trust agreement in the form of an unsecured net revenue claim. At that time, the Federal District Court of Puerto Rico declined to value the unsecured net revenue claim or the method for its determination. The ultimate value of the claim, according to the Federal District Court of Puerto Rico, should be determined through a claim estimation proceeding.

On June 26, 2023 the Federal District Court of Puerto Rico issued an opinion and order estimating the unsecured net revenue claim to be $2.4 billion as of July 3, 2017. Subject to their appeal of the Federal District Court of Puerto Rico’s ruling on the scope of lien, PREPA bondholders had sought an unsecured net revenue claim of approximately $8.5 billion.

On November 28, 2023, the Federal District Court of Puerto Rico finally adjudicated all claims and counterclaims in the PREPA lien challenge adversary proceeding.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

On November 30, 2023, the Company filed a notice of appeal with the United States Court of Appeals for the First Circuit for portions of the March 22, 2023 decision, including the lien scope ruling and the need for a claim estimation proceeding, as well as the June 26, 2023 claim estimation ruling. On June 12, 2024, the First Circuit held that bondholders have a claim against PREPA for the full principal amount of the bonds, plus matured interest, that there was no need for a claim estimation proceeding because the PREPA bonds specify the amount that PREPA legally owes bondholders, and that the claim is secured by PREPA’s net revenues, including future net revenues.

The FOMB asked the First Circuit to reconsider its determination that bondholders’ security interest in future net revenues is perfected twice, once on June 26, 2024, and again on November 27, 2024. The First Circuit denied both requests, with the most recent denial published on December 31, 2024.

PREPA Mediation and Stayed Proceedings

On July 10, 2024, the Federal District Court of Puerto Rico ordered the FOMB and bondholders to resume mediation and instituted a 60-day stay of all PREPA litigation. The Federal District Court of Puerto Rico most recently extended the PREPA litigation stay through March 24, 2025 and the term of mediation through April 30, 2025.

The following proceedings involving the Company and relating to the default by PREPA remain stayed in the Federal District Court of Puerto Rico pending its determination on the FOMB PREPA Plan:

•    AG motion to compel the FOMB to certify the PREPA restructuring support agreement executed in May 2019 (PREPA RSA) for implementation under Title VI of PROMESA.

•    AG motion to dismiss PREPA’s Title III Bankruptcy proceeding or, in the alternative, to lift the PROMESA automatic stay to allow for the appointment of a receiver.

•    Adversary complaint by certain fuel line lenders of PREPA against AG, among other parties, including various PREPA bondholders and bond insurers, seeking, among other things, declarations that there is no valid lien securing the PREPA bonds unless and until such lenders are paid in full, as well as orders subordinating the PREPA bondholders’ lien and claims to such lenders’ claims, and declaring the PREPA RSA null and void.

•    AG motion to intervene in lawsuit by the retirement system for PREPA employees against, among others, the FOMB, PREPA, the Commonwealth, and the trustee for PREPA bondholders seeking, among other things, declarations that there is no valid lien securing the PREPA bonds other than on amounts in the sinking funds, and order subordinating the PREPA bondholders’ lien and claim to the PREPA employees’ claims.

Non-Defaulting Puerto Rico Exposure

As of December 31, 2024 and December 31, 2023, the Company had $77 million and $91 million, respectively, of remaining non-defaulting Puerto Rico net par outstanding related primarily to the Puerto Rico Municipal Finance Agency (MFA). The MFA exposures are secured by a lien on local tax revenues and remain current on debt service payments.

U.S. RMBS Loss Projections

The Company projects losses on its insured U.S. RMBS on a transaction-by-transaction basis by projecting the performance of the underlying pool of mortgages over time and then applying the structural features (e.g., payment priorities and tranching) of the RMBS and any expected representation and warranty recoveries/payables to the projected performance of the collateral over time. The resulting projected claim payments or reimbursements are then discounted using risk-free rates.

The rate at which borrowers from a particular delinquency category (number of monthly payments behind) eventually default is referred to as the “liquidation rate.” The Company derives its liquidation rate assumptions from observed roll rates, which are the rates at which loans progress from one delinquency category to the next and eventually to default and liquidation. The Company applies liquidation rates to the mortgage loan collateral in each delinquency category and makes certain timing assumptions to project near-term mortgage collateral defaults from loans that are currently delinquent. Each quarter the Company reviews recent third party data and (if necessary) adjusts its liquidation rates based on its observations.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Performing borrowers that eventually default will also need to progress through delinquency categories before any defaults occur. The Company projects how many of the currently performing loans will default and when they will default, by first converting the projected near term defaults of delinquent borrowers derived from liquidation rates into a vector of conditional default rates (CDR), then projecting how the CDR will develop over time. While the Company uses the liquidation rates to project defaults of non-performing loans (including current loans that were recently modified or delinquent), it projects defaults on presently current loans by applying a CDR curve. The start of that CDR curve is based on the defaults the Company projects will emerge from currently nonperforming, recently nonperforming and modified loans. The total amount of expected defaults from the non-performing loans is translated into a constant CDR (i.e., the CDR plateau), which, if applied for each of the next 36 months, results in the projection of the defaults that are expected to emerge from the various delinquency categories. The CDR thus calculated individually on the delinquent collateral pool for each RMBS is then used as the starting point for the CDR curve used to project defaults of the presently performing loans.

In order to derive collateral pool losses from the collateral pool defaults it has projected, the Company applies a loss severity. The loss severity is the amount of loss the transaction experiences on a defaulted loan after the application of net proceeds from the disposal of the underlying property. The Company projects loss severities by sector and vintage based on its experience to date. The Company continues to update its evaluation of these loss severities as new information becomes available.

The Company incorporates a recovery assumption into its loss modeling to reflect observed trends in recoveries of deferred principal balances of modified first lien loans that had been previously written off. For transactions where the Company has detailed loan information, the Company assumes that a percentage of the deferred loan balances will eventually be recovered upon sale of the collateral or refinancing of the loans. In 2024, due to observed trends and high levels of home equity, the Company increased its scenario-based recovery assumptions such that the weighted average recovery percentage increased from 30% to approximately 50%. The effect of these updated assumptions on expected losses was a benefit of $15 million in 2024.

When a second lien loan defaults, there is generally a low recovery. The Company assumed that it will generally recover 2% of future defaulting collateral at the time of charge-off. Additional amounts of post charge-off recoveries are projected to come in evenly over the next five years in instances where the Company is able to obtain information on the lien status and the second lien is still intact. The Company evaluates its assumptions quarterly based on actual recoveries of charged-off loans observed from period to period and reasonable expectations of future recoveries. During 2024, due to observed trends and high levels of home equity, the Company updated its assumptions of such recoveries to reflect a base scenario and a weighted average recovery of 50%, up from 40%, which resulted in a benefit of $26 million.

The Company projects the overall future cash flow from a collateral pool by adjusting the payment stream from the principal and interest contractually due on the underlying mortgages for the collateral losses it projects as described above; assumed voluntary prepayments; and servicer advances. The Company then applies an individual model of the structure of the transaction to the projected future cash flow from that transaction’s collateral pool to project the Company’s future claims and claim reimbursements for that individual transaction. Finally, the projected claims and reimbursements are discounted using risk-free rates. The Company runs several sets of assumptions regarding mortgage collateral performance, or scenarios, which are probability weighted.

Each period the Company reviews the assumptions it uses to make RMBS loss projections with consideration of updates on the performance of its insured transactions (including early-stage delinquencies, late-stage delinquencies and loss severity) as well as the residential property market and economy in general. To the extent it observes changes, it makes a judgment as to whether those changes are normal fluctuations or part of a more prolonged trend.

Expected losses are also a function of the structure of the transaction, the prepayment speeds of the collateral, the interest rate environment and assumptions about loss severity.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Net Economic Loss Development (Benefit)
U.S. RMBS

	Year Ended December 31,
	2024	2023	2022
	(in millions)
First lien U.S. RMBS	$(25)	$(6)	$(32)
Second lien U.S. RMBS	(44)	(42)	(84)
Total U.S. RMBS economic loss development (benefit)	$(69)	$(48)	$(116)

First Lien U.S. RMBS Loss Projections: Alt-A, Prime, Option ARM and Subprime

The majority of projected losses in first lien U.S. RMBS transactions are expected to come from non-performing mortgage loans (those that are or have recently been two or more payments behind, have been modified, are in foreclosure, or have been foreclosed upon). Collateral losses are projected to be offset by recoveries on deferred principal balances.

In the base scenario, the Company assumes the final CDR will be reached one year after the 36-month CDR plateau period. The Company then assumes that loss severities begin returning to levels consistent with underwriting assumptions beginning after the initial 18-month period, staying or trending, as applicable, to 40% in the base scenario over 2.5 years.

The following table shows the range as well as the average, weighted by outstanding net insured par, for key assumptions used in the calculation of expected loss to be paid (recovered) for individual transactions for vintage 2004 - 2008 first lien U.S. RMBS.

Key Assumptions in Base Scenario Expected Loss Estimates
First Lien U.S. RMBS

	As of December 31, 2024		As of December 31, 2023
	Range	Weighted Average	Range	Weighted Average
Plateau CDR	0.0% - 8.8%	3.4%	0.0% - 9.3%	4.3%
Final CDR	0.0% - 0.4%	0.2%	0.0% - 0.5%	0.2%
Initial loss severity	40% - 50%	43.0%	50%
Future recovery for deferred principal balances	50%		30%
Liquidation rates (1)	20% - 50%		20% - 65%
____________________
(1)    The liquidation rates range from current but recently delinquent loans to foreclosed loans.

Certain transactions benefit from excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations) when they are supported by large portions of fixed rate assets (either originally fixed or modified to be fixed) but have insured floating rate debt linked to the Secured Overnight Finance Rate (SOFR). An increase in projected SOFR decreases excess spread, while lower SOFR projections result in higher excess spread.

The Company establishes its scenarios by increasing and decreasing the periods and levels of stress from those used in the base scenario. In the Company’s most stressful scenario where 20% of deferred principal balances are assumed to be recovered, loss severities experience stress for nine years and the initial ramp-down of the CDR was assumed to occur over 16 months, expected loss to be paid would increase from current projections by approximately $30 million for all first lien U.S. RMBS transactions. In the Company’s least stressful scenario where 80% of deferred principal balances are assumed to be recovered, the CDR plateau was six months shorter (30 months, effectively assuming that liquidation rates would improve) and the CDR recovery was more pronounced (including an initial ramp-down of the CDR over eight months), expected loss to be paid would decrease from current projections by approximately $27 million for all first lien U.S. RMBS transactions.

Second Lien U.S. RMBS Loss Projections

Second lien U.S. RMBS transactions include both home equity lines of credit (HELOC) and closed end second lien mortgages. The Company believes the most important driver of its projected second lien U.S. RMBS losses is the performance of its HELOC transactions. The Company believes the primary variable affecting its expected losses in second lien U.S. RMBS

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
transactions is the amount and timing of future losses or recoveries in the collateral pool supporting the transactions (including recoveries from previously charged-off loans).

For the base scenario, the CDR plateau is held constant for 36 months. Once the plateau period ends, the CDR is assumed to trend down in uniform increments for one year to its final long-term steady state CDR (5% of original plateau).

The following table shows the range as well as the average, weighted by net par outstanding, for key assumptions used in the calculation of expected loss to be paid (recovered) for individual transactions for vintage 2004 - 2008 HELOCs.

Key Assumptions in Base Scenario Expected Loss Estimates
HELOCs

	As of December 31, 2024		As of December 31, 2023
	Range	Weighted Average	Range	Weighted Average
Plateau CDR	0.0% - 5.6%	2.2%	0.0% - 6.8%	2.6%
Final CDR	0.0% - 0.3%	0.1%	0.0% - 0.3%	0.1%
Liquidation rates (1)	20% - 55%		20% - 60%
Loss severity on future defaults	98%		98%
Projected future recoveries on previously charged-off loans	50%		40%
____________________
(1)    The liquidation rates range from current but recently delinquent loans to foreclosed loans.

The Company modeled scenarios with a longer period of elevated defaults and others with a shorter period of elevated defaults as well as various levels of assumed recoveries. In the Company’s most stressful scenario, assuming 20% recoveries on charged-off loans, increasing the CDR plateau to 42 months, increasing the ramp-down by four months to 16 months (for a total stress period of 58 months) and using the ultimate prepayment rate of 15% would decrease the expected recovery by approximately $71 million for HELOC transactions. On the other hand, in the Company’s least stressful scenario, assuming 80% recoveries on charged-off loans, reducing the CDR plateau to 30 months, decreasing the length of the CDR ramp-down to eight months (for a total stress period of 38 months), and lowering the ultimate prepayment rate to 10% would increase the expected recovery by approximately $71 million for HELOC transactions.

Structured Finance Excluding U.S. RMBS

The Company projected that its total net expected recovery across its troubled structured finance exposures excluding U.S. RMBS as of December 31, 2024 was $35 million, which was primarily attributable to a financial guaranty life insurance transaction. The BIG net par outstanding in this sector was $19 million consisting of a life insurance transaction and a consumer receivable transaction.

Recovery Litigation and Dispute Resolution

In the ordinary course of its business, the Company is involved in litigation or other dispute resolution with third parties to recover insurance losses paid or return benefits received in prior periods or prevent or reduce losses in the future. The impact, if any, of these and other proceedings on the amount of recoveries the Company ultimately receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s financial statements.

The Company has asserted claims in a number of legal proceedings in connection with its exposure to Puerto Rico. See above for a discussion of the Company’s exposure to Puerto Rico and related recovery litigation being pursued by the Company.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
4.    Contracts Accounted for as Insurance

The portfolio of outstanding exposures discussed in Note 2, Outstanding Exposure, and Note 3, Expected Loss to be Paid (Recovered), includes contracts that are accounted for as insurance contracts, derivatives and consolidated FG VIEs. Amounts presented in this note relate only to contracts accounted for as insurance, unless otherwise specified. See Note 5, Contracts Accounted for as Credit Derivatives, for amounts related to CDS and Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles, for amounts related to consolidated FG VIEs.

Premiums

Accounting Policy

Financial guaranty contracts that meet the scope exception under derivative accounting guidance are subject to industry specific accounting guidance for financial guaranty insurance.

Premiums receivable represent the present value of contractual or expected future premium collections, discounted using risk-free rates. Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have not yet been recognized in the statements of operations (i.e., contra-paid). The following discussion relates to the deferred premium revenue component of the unearned premium reserve, while the contra-paid is discussed below under “Losses and Recoveries.”

The amount of deferred premium revenue at contract inception is determined as follows:

•For premiums received upfront on financial guaranty insurance contracts that were originally underwritten by the Company, deferred premium revenue is equal to the amount of cash received. Upfront premiums typically relate to public finance transactions.

•For premiums received in installments on financial guaranty insurance contracts that were originally underwritten by the Company, deferred premium revenue is calculated as the present value (discounted at risk free rates) of either: (i) contractual premiums due; or (ii) in cases where the underlying collateral is composed of homogeneous pools of assets, the expected premiums to be collected over the life of the contract. To be considered a homogeneous pool of assets, prepayments must be contractually allowable, the amount of prepayments must be probable, and the timing and amount of prepayments must be reasonably estimable. Installment premiums typically relate to structured finance (e.g., securitized debt) and infrastructure transactions, where the insurance premium rate is determined at the inception of the contract, but the insured par is subject to prepayment throughout the life of the transaction.

•For financial guaranty insurance contracts acquired in a business combination, deferred premium revenue is equal to the fair value of the Company’s stand-ready obligation portion of the insurance contract, at the date of acquisition, based on what a hypothetical similarly rated financial guaranty insurer would have charged for the contract at that date (not the discounted future cash flows under the insurance contract). The amount of deferred premium revenue may differ significantly from cash collections primarily due to fair value adjustments recorded in connection with a business combination.

When the Company adjusts prepayment assumptions for expected premium collections for obligations backed by homogeneous pools of contractually prepayable assets, an adjustment is recorded to the deferred premium revenue, with a corresponding adjustment to premiums receivable. Premiums receivable are discounted at the risk-free rate at inception and such discount rate is updated only when changes to prepayment assumptions are made that change the expected date of final maturity. Accretion of the discount on premiums receivable is reported in “net earned premiums.”

The Company recognizes deferred premium revenue as earned premium over the contractual period or expected period of the contract in proportion to the amount of insurance protection provided. As premium revenue is recognized, a corresponding decrease to the deferred premium revenue is recorded. The amount of insurance protection provided is a function of the insured par amount outstanding. Accordingly, the proportionate share of premium revenue recognized in a given reporting period is a constant rate calculated based on the relationship between the insured par amounts outstanding in the reporting period compared with the sum of each of the insured par amounts outstanding for all periods. When an insured financial obligation is retired before its maturity, the financial guaranty insurance contract is extinguished, and any nonrefundable deferred premium revenue related to that contract is accelerated and recognized as premium revenue. Any

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
unamortized acquisition costs are expensed. The Company assesses the need for an allowance for credit loss on premiums receivable each reporting period.

For assumed reinsurance contracts, net earned premiums reported in the combined statements of operations are calculated based upon data received from ceding companies; however, some ceding companies report premium data between 30 and 90 days after the end of the reporting period. The Company estimates net earned premiums for the lag period. Differences between such estimates and actual amounts are recorded in the period in which the actual amounts are determined. When installment premiums are related to assumed reinsurance contracts, the Company assesses the credit quality and available liquidity of the ceding companies and the impact of any potential regulatory constraints to determine the collectability of such amounts.

Ceded unearned premium reserve is recorded as an asset. Direct, assumed and ceded earned premiums are presented together as net earned premiums in the combined statements of operations. Any premiums related to FG VIEs are eliminated in consolidation.

Insurance Contracts’ Premium Information

Net Earned Premiums

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Scheduled net earned premiums	$226	$223	$223
Accelerations from refundings and terminations (1)	58	23	164
Accretion of discount on net premiums receivable	22	18	19
Net earned premiums	$306	$264	$406
____________________
(1)    2022 accelerations include $128 million related to 2022 Puerto Rico Resolutions. See Note 3, Expected Loss to be Paid (Recovered), for additional information.

Gross Premium Receivable, Net of Commissions Payable on Assumed Business
Roll Forward

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Beginning of year	$1,449	$1,277	$1,350
New business and supplemental premiums, net of commissions	453	353	357
Gross premiums received, net of commissions	(351)	(259)	(344)
Adjustments:
Changes in the expected term	(32)	1	1
Accretion of discount, net of commissions on assumed business	25	26	24
Foreign exchange gain (loss) on remeasurement	(24)	51	(111)
December 31,	$1,520	$1,449	$1,277

Approximately 70% of gross premiums receivable, net of commissions payable, as of both December 31, 2024 and December 31, 2023, are denominated in currencies other than the U.S. dollar, primarily the pound sterling and euro.

The timing and cumulative amount of actual collections and net earned premiums may differ from those of expected collections and of expected net earned premiums in the table below due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, accelerations, commutations, restructurings, changes in the consumer price indices, changes in expected lives and new business.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Insurance
Expected Future Premium Collections and Earnings

	As of December 31, 2024
		Future Net Premiums to be Earned (2)
	Future Premiums to be Collected (1)	Earnings of Deferred Premium Revenue	Accretion of Discount	Total
	(in millions)
2025 (January 1 – March 31)	$66	$58	$6	$64
2025 (April 1 – June 30)	45	57	6	63
2025 (July 1 – September 30)	32	57	6	63
2025 (October 1 – December 31)	37	56	6	62
Subtotal 2025	180	228	24	252
2026	121	212	24	236
2027	116	200	23	223
2028	111	189	22	211
2029	97	175	21	196
2030-2034	400	714	89	803
2035-2039	308	478	66	544
2040-2044	236	308	43	351
2045-2049	180	203	25	228
2050-2054	113	106	12	118
After 2054	121	91	11	102
Total	$1,983	$2,904	$360	$3,264
____________________
(1)    Net of assumed commissions payable.
(2)    Net of reinsurance.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Selected Information for Financial Guaranty Insurance Policies with Premiums Paid in Installments

	As of December 31,
	2024	2023
	(dollars in millions)
Premiums receivable, net of commissions payable	$1,520	$1,449
Deferred premium revenue	1,872	1,750
Weighted-average risk-free rate used to discount premiums	2.5%	2.0%
Weighted-average period of premiums receivable (in years)	12.4	12.5

Policy Acquisition Costs

Accounting Policy

Policy acquisition costs that are directly related and essential to successful insurance contract acquisition, as well as ceding commission income and expense on ceded and assumed reinsurance contracts, are deferred and reported net. Deferred policy acquisition costs include the cost of underwriting personnel attributable to successful underwriting efforts. The Company conducts time studies, which require the use of judgment, to estimate the amount of costs to be deferred.

Ceding commission expense on assumed reinsurance contracts and ceding commission income on ceded reinsurance contracts that are associated with premiums received in installments are calculated at their contractually defined commission rates, discounted consistent with premiums receivable for all future periods, and included in deferred acquisition costs (DAC), with a corresponding offset to net premiums receivable or reinsurance balances payable.

DAC is amortized in proportion to net earned premiums. Amortization of deferred policy acquisition costs and ceding commissions includes the accretion of discount on ceding commission receivable and payable. When an insured obligation is retired early, the remaining related DAC is expensed at that time.

Costs incurred for soliciting potential customers, market research, training, administration, unsuccessful acquisition efforts and product development as well as overhead costs are charged to expense as incurred.

Policy Acquisition Costs

 Roll Forward of Deferred Ceding Commissions, Net of DAC (1)

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Beginning of year	$(67)	$(72)	$(84)
Deferrals	10	(1)	4
Amortization (2)	4	6	8
December 31,	$(53)	$(67)	$(72)
____________________
(1)    The balances are included in “other liabilities” in the combined balance sheets.
(2)    Included in “other expenses” in the combined statements of operations.

Losses and Recoveries

Accounting Policies

Loss and LAE Reserve

Loss and LAE reserve reported on the combined balance sheet relates only to direct and assumed reinsurance contracts that are accounted for as insurance, substantially all of which are financial guaranty insurance contracts. The portion of any contract’s reserve that is ceded to a reinsurer is reported as “reinsurance recoverable on unpaid losses.” Any loss and LAE reserves related to FG VIEs are eliminated upon consolidation. Any expected losses to be paid (recovered) on credit derivatives are reflected in the fair value of credit derivatives.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Under financial guaranty insurance accounting, the sum of unearned premium reserve and loss and LAE reserve represents the Company’s stand‑ready obligation. A loss and LAE reserve for a financial guaranty insurance contract is recorded only to the extent, and for the amount, that expected loss to be paid plus contra-paid (total losses) exceed the deferred premium revenue, on a contract-by-contract basis. As a result, the Company has expected loss to be paid that has not yet been expensed. Such amounts will be recognized in future periods as deferred premium revenue amortizes into income.

When a claim or LAE payment is made on a contract, the Company first reduces any recorded loss and LAE reserve. To the extent there is insufficient loss and LAE reserve on a contract, then such claim payment is recorded as contra-paid, which reduces the unearned premium reserve. The contra-paid is recognized in “loss and loss adjustment expenses (benefit)” in the combined statements of operations when and for the amount that total losses exceed the remaining deferred premium revenue on the insurance contract. “Loss and loss adjustment expenses (benefit)” in the combined statements of operations is presented net of cessions to reinsurers.

Salvage and Subrogation Recoverable

Expected loss to be paid is reduced when a claim payment (or estimated future claim payment) entitles the Company to cash flows associated with salvage and subrogation rights from the underlying collateral of, or other recoveries relating to an insured exposure. Such reduction in expected loss to be paid can result in one of the following: (i) a reduction in the corresponding loss and LAE reserve with a benefit to the combined statements of operations; (ii) no effect on the combined balance sheets or statements of operations, if total loss is not in excess of deferred premium revenue; or (iii) the recording of a salvage asset with a benefit to the combined statements of operations if the transaction is in a net recovery position at the reporting date. The ceded component of salvage and subrogation recoverable is reported in “other liabilities.”

Expected Loss to be Expensed

Expected loss to be expensed represents past or expected future financial guaranty insurance net claim payments that have not yet been expensed. Such amounts will be expensed in future periods as deferred premium revenue amortizes into income. Expected loss to be expensed is the Company’s projection of incurred losses that will be recognized in future periods, excluding accretion of discount.

Insurance Contracts’ Losses Reported in the Combined Financial Statements

Loss and LAE reserve and salvage and subrogation recoverable are discounted at risk-free rates for financial guaranty insurance obligations that ranged from 1.98% to 5.22% with a weighted average of 4.37% as of December 31, 2024 and 1.90% to 5.40% with a weighted average of 4.16% as of December 31, 2023.

The following tables provide information on net reserve (salvage), which includes loss and LAE reserves and salvage and subrogation recoverable, both net of reinsurance.

Net Reserve (Salvage) by Sector

	As of December 31,
Sector	2024	2023
	(in millions)
Public finance:
U.S. public finance	$(18)	$15
Non-U.S. public finance	5	1
Public finance	(13)	16
Structured finance:
U.S. RMBS	(145)	(82)
Other structured finance	(34)	(52)
Structured finance	(179)	(134)
Total	$(192)	$(118)

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Components of Net Reserve (Salvage)

	As of December 31,
	2024	2023
	(in millions)
Loss and LAE reserve	$225	$317
Reinsurance recoverable on unpaid losses	(92)	(186)
Loss and LAE reserve, net	133	131
Salvage and subrogation recoverable	(395)	(296)
Salvage and subrogation reinsurance payable (1)	70	47
Salvage and subrogation recoverable, net	(325)	(249)
Net reserve (salvage)	$(192)	$(118)
___________________
(1)          Reported as a component of “reinsurance balances payable, net” on the combined balance sheets.

The table below provides a reconciliation of net expected loss to be paid (recovered) for financial guaranty insurance contracts to net expected loss to be expensed. Expected loss to be paid (recovered) for financial guaranty insurance contracts differs from expected loss to be expensed due to: (i) the contra-paid, which represents the claim payments made and recoveries received that have not yet been recognized in the statements of operations; (ii) salvage and subrogation recoverable for transactions that are in a net recovery position where the Company has not yet received recoveries on claims previously paid (and therefore recognized in income but not yet received); and (iii) loss reserves that have already been established (and therefore expensed but not yet paid).

Reconciliation of Net Expected Loss to be Paid (Recovered) to Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of December 31, 2024
(in millions)
Net expected loss to be paid (recovered) - financial guaranty insurance	$1
Contra-paid, net	21
Salvage and subrogation recoverable, net	325
Loss and LAE reserve - financial guaranty insurance contracts, net of reinsurance	(133)
Net expected loss to be expensed (present value)	$214

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following table provides a schedule of the expected timing of financial guaranty net expected losses to be expensed. The amount and timing of actual loss and LAE may differ from the estimates shown below due to factors such as accelerations, commutations, changes in expected lives and updates to loss estimates. This table excludes amounts related to FG VIEs, which are eliminated in consolidation.

Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of December 31, 2024
(in millions)
2025 (January 1 – March 31)	$3
2025 (April 1 – June 30)	3
2025 (July 1 – September 30)	3
2025 (October 1 – December 31)	3
Subtotal 2025	12
2026	12
2027	16
2028	17
2029	16
2030-2034	72
2035-2039	34
2040-2044	9
2045-2049	15
2050-2054	10
After 2054	1
Net expected loss to be expensed (present value)	214
Future expected accretion	(49)
Total expected future loss and LAE	$165

The following table presents the loss and LAE (benefit) reported in the combined statements of operations by sector for insurance contracts. Amounts presented are net of reinsurance.

Loss and LAE (Benefit) by Sector

	Year Ended December 31,
Sector	2024	2023	2022
	(in millions)
Public finance:
U.S. public finance	$7	$152	$115
Non-U.S. public finance	4	—	—
Public finance	11	152	115
Structured finance:
U.S. RMBS	(39)	(28)	(84)
Other structured finance	5	(11)	(15)
Structured finance	(34)	(39)	(99)
Loss and LAE (benefit)	$(23)	$113	$16

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following tables provide information on financial guaranty insurance contracts categorized as BIG.

Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2024

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in millions)
Number of risks (1)	90	9	87	186	186
Remaining weighted-average period (in years)	18.7	8.8	5.9	16.7	15.9

Outstanding exposure:
Par	$7,998	$678	$1,326	$10,002	$8,096
Interest	7,491	363	394	8,248	6,404
Total (2)	$15,489	$1,041	$1,720	$18,250	$14,500

Expected cash outflows (inflows)	$4,014	$326	$1,231	$5,571	$4,115
Potential recoveries (3)	(4,200)	(292)	(1,110)	(5,602)	(4,163)
Subtotal	(186)	34	121	(31)	(48)
Discount	43	35	(2)	76	49
Expected losses to be paid (recovered)	$(143)	$69	$119	$45	$1

Deferred premium revenue	$332	$49	$115	$496	$431
Reserves (salvage)	$(226)	$25	$31	$(170)	$(192)

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2023

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in millions)
Number of risks (1)	90	10	97	197	197
Remaining weighted-average period (in years)	9.5	16.2	7.4	9.9	9.9

Outstanding exposure:
Par	$2,318	$949	$1,951	$5,218	$4,386
Interest	1,067	884	779	2,730	2,313
Total (2)	$3,385	$1,833	$2,730	$7,948	$6,699

Expected cash outflows (inflows)	$173	$172	$1,495	$1,840	$1,447
Potential recoveries (3)	(375)	(78)	(1,193)	(1,646)	(1,389)
Subtotal	(202)	94	302	194	58
Discount	56	(17)	(29)	10	(6)
Expected losses to be paid (recovered)	$(146)	$77	$273	$204	$52

Deferred premium revenue	$99	$63	$140	$302	$290
Reserves (salvage)	$(180)	$35	$166	$21	$(118)
___________________
(1)    A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.
(2)Includes amounts related to FG VIEs. The increase in BIG in 2024 relates mainly to the downgrade of certain U.K. regulated utilities.
(3)Represents expected inflows from future payments by obligors pursuant to restructuring agreements, settlements, excess spread on any underlying collateral and other estimated recoveries. Potential recoveries also include recoveries on certain investment grade credits, related mainly to exposures that were previously BIG and for which claims have been paid in the past.

5.    Contracts Accounted for as Credit Derivatives

The Company’s credit derivatives primarily consist of insured CDS contracts. The Company does not enter into CDS contracts with the intent to trade these contracts and may not unilaterally terminate a CDS contract absent an event or default or termination event that entitles the Company to terminate the contract. The Company and its counterparties have negotiated the termination of certain contracts from time to time. Transactions are generally terminated for an amount that approximates the present value of future premiums or a negotiated amount, rather than fair value.

The terms of the Company’s CDS contracts differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. The non-standard terms generally include the absence of collateral support agreements or immediate settlement provisions, and the Company’s insured exposure benefits from relatively high attachment points or other protections.

The Company’s credit derivatives are generally governed by International Swaps and Derivatives Association, Inc. documentation and have certain characteristics that differ from financial guaranty insurance contracts. For example, the Company’s control rights with respect to a reference obligation under a CDS may be more limited than when the Company issues a financial guaranty insurance contract. In addition, there are more circumstances under which the Company may be obligated to make payments. Similar to a financial guaranty insurance contract, the Company would be obligated to pay if the obligor failed to make a scheduled payment of principal or interest in full. In certain credit derivative transactions, the Company also specifically agreed to pay if the obligor were to become bankrupt or if the reference obligation were restructured. Furthermore, in certain credit derivative transactions, the Company may be required to make a payment due to an event that is unrelated to the performance of the obligation referenced in the credit derivative. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. In that case, the Company may be required to make a termination payment to its swap counterparty upon such termination. Absent such an event of default or termination event, the Company may not unilaterally terminate a credit derivative contract; however, the Company on occasion has mutually agreed to terminate certain CDS with related counterparties.

Accounting Policy

The Company’s credit derivatives qualify as derivatives under GAAP and require fair value measurement, with changes in fair value reported in “fair value gains (losses) on credit derivatives” in the combined statements of operations. The fair value of credit derivatives is determined on a contract-by-contract basis and presented as either credit derivative assets reported in “other assets” or credit derivative liabilities reported in “other liabilities” in the combined balance sheets. See Note 9, Fair Value Measurement, for a discussion on the fair value methodology for credit derivatives.

Credit Derivatives Net Par Outstanding and Fair Value

The components of the Company’s credit derivative net par outstanding by sector are presented in the table below. The estimated remaining weighted average life of credit derivatives was 12.0 years and 12.4 years as of December 31, 2024 and December 31, 2023, respectively.

Credit Derivatives (1)

	As of December 31, 2024		As of December 31, 2023
Sector	Net Par Outstanding	Net Fair Value Asset (Liability)	Net Par Outstanding	Net Fair Value Asset (Liability)
	(in millions)
U.S. public finance	$1,008	$(12)	$1,104	$(13)
Non-U.S. public finance	711	(7)	741	(11)
U.S. structured finance	136	(2)	297	(13)
Non-U.S. structured finance	125	(1)	128	(2)
Total	$1,980	$(22)	$2,270	$(39)
____________________
(1)    See Note 3, Expected Loss to be Paid (Recovered), for expected loss to be paid on credit derivatives.

Fair Value Gains (Losses) on Credit Derivatives

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Realized gains (losses) and other settlements	$—	$—	$(1)
Net unrealized gains (losses)	(17)	(93)	(7)
Fair value gains (losses) on credit derivatives	$(17)	$(93)	$(8)

The impact of changes in credit spreads will vary based upon the volume, tenor, interest rates and other market conditions at the time these fair values are determined. In addition, since each transaction has unique collateral and structural terms, the change in fair value of each transaction may vary considerably. The fair value of credit derivative contracts generally also reflects the Company’s own credit cost based on the price to purchase credit protection on AG. The Company determines its own credit risk primarily based on quoted CDS prices traded on AG at each balance sheet date.

CDS Spread on AG (in basis points)

	As of December 31,
	2024	2023	2022
Five-year CDS spread	75	66	63
One-year CDS spread	25	23	26

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Fair Value of Credit Derivative Assets (Liabilities)
and Effect of AG Credit Spread

	As of December 31,
	2024	2023
	(in millions)
Fair value of credit derivatives before effect of AG credit spread	$(48)	$(59)
Plus: Effect of AG credit spread	26	20
Net fair value of credit derivatives	$(22)	$(39)

The fair value of CDS contracts as of December 31, 2024, before considering the benefit applicable to AG’s credit spread, is a direct result of the relatively wider credit spreads under current market conditions, sometimes related to downgrades, compared with those at the time of underwriting for certain underlying credits with longer tenor.

6.    Reinsurance

The Company has Assumed Business and cedes portions of exposure it has insured (Ceded Business) in exchange for premiums, net of any ceding commissions. The Company has Assumed Business from several non-affiliated monoline financial guaranty companies that currently are in runoff and no longer actively writing new business (Legacy Financial Guarantors). The Company, if required, secures its reinsurance obligations to Legacy Financial Guarantors, typically by depositing in trust assets with a market value equal to its assumed liabilities calculated on a U.S. statutory basis.

The Company has Ceded Business to affiliated and non-affiliated companies to limit its exposure to risk. See Note 13, Related Party Transactions, for a description of business the Company cedes to AG Re. The Company remains primarily liable for all risks it directly underwrites and is required to pay all gross claims. It then seeks reimbursement from the reinsurer for its proportionate share of claims. The Company may be exposed to risk for this exposure if it were required to pay the gross claims and not be able to collect ceded claims from an assuming company experiencing financial distress. The Company’s ceded contracts generally allow the Company to recapture Ceded Business after certain triggering events, such as reinsurer downgrades.

Accounting Policy

For business assumed and ceded, the accounting model of the underlying direct financial guaranty contract dictates the accounting model used for the reinsurance contract (except for those eliminated as FG VIEs). For any assumed or ceded financial guaranty insurance premiums and losses, the accounting models described in Note 4, Contracts Accounted for as Insurance, are followed. For any assumed or ceded credit derivative contracts, the accounting model in Note 5, Contracts Accounted for as Credit Derivatives, is followed.

Effect of Reinsurance

The following table presents the components of premiums and losses reported in the combined statements of operations attributable to the Assumed and Ceded Businesses. See Note 13, Related Party Transactions, for balances with affiliates.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Components of Premiums Written, Premiums Earned and Loss and LAE (Benefit)

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Premiums Written:
Direct	$421	$307	$378
Assumed	—	47	(20)
Ceded (1)	(74)	(101)	(68)
Net	$347	$253	$290

Premiums Earned:
Direct	$372	$318	$467
Assumed	22	19	19
Ceded (1)	(88)	(73)	(80)
Net	$306	$264	$406

Loss and LAE (benefit):
Direct (2)	$(27)	$158	$33
Assumed	5	8	(5)
Ceded (1)	(1)	(53)	(12)
Net	$(23)	$113	$16
 ____________________
(1)    Ceded amounts mainly consist of cessions to an affiliate.
(2)    See Note 3, Expected Loss to be Paid (Recovered), for additional information on the economic loss development (benefit).

In addition to the items presented in the table above, the Company records the effect of assumed and ceded credit derivative exposures in “fair value gains (losses) on credit derivatives” in the combined statements of operations. These amounts were losses of $2 million in 2024, losses of $18 million in 2023 and gains of $3 million in 2022.

Change in assumed and ceded funds held relates primarily to the assumed and ceded portion of net realized investment gains (losses) and fair value gains (losses) on trading securities associated with salvage received in the form of investments from the 2022 Puerto Rico Resolutions.

Ceded Reinsurance (1)

	As of December 31, 2024		As of December 31, 2023
	Affiliated Reinsurers	Non-Affiliated Reinsurers	Affiliated Reinsurers	Non-Affiliated Reinsurers
	(in millions)
Ceded premium payable, net of commissions	$273	$2	$270	$3
Ceded expected loss to be recovered	45	(1)	151	1
Reinsurance recoverable on ceded paid losses	69	—	2	—
Ceded unearned premium reserve	791	5	797	4
Ceded paid loss payable	3	—	5	—
Ceded par outstanding (2)	56,581	80	55,887	82
____________________
(1)    The total collateral posted by all affiliated and non-affiliated reinsurers required to post, or that had agreed to post, collateral as of December 31, 2024 and December 31, 2023 was approximately $601 million and $636 million, respectively. See Note 7, Investments and Cash, for the collateral posted by AG for the benefit of AGUK and AGE.
(2)    Of the total par ceded to a non-affiliated reinsurer, $14 million and $15 million is rated BIG as of December 31, 2024 and December 31, 2023, respectively. Of the total par ceded to affiliates, $1.9 billion and $825 million is rated BIG as of December 31, 2024 and December 31, 2023, respectively.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
In accordance with U.S. statutory accounting requirements and U.S. insurance laws and regulations, in order for the Company to receive credit for liabilities ceded to reinsurers that are not licensed, accredited, certified or otherwise approved by the Company’s domiciliary state, Maryland, such reinsurers must secure their liabilities to the Company by posting collateral for the benefit of the Company in an amount at least equal to the sum of their ceded unearned premium reserve, loss reserves and contingency reserves all calculated on a statutory basis of accounting.

7.    Investments and Cash

Accounting Policy

All fixed-maturity securities are reported on a trade date-basis, measured at fair value and classified as either trading or available-for-sale. Changes in the fair value of trading fixed-maturity securities are reported as a component of net income, while unrealized gains and losses on available-for-sale fixed-maturity securities are reported in “accumulated other comprehensive income” (AOCI). Loss Mitigation Securities, which are a component of available-for-sale fixed-maturity securities, are accounted for based on their underlying investment type, excluding the effects of the Company’s insurance.

Short-term investments, which are investments with a maturity of less than one year at the time of purchase, are carried at fair value and include amounts deposited in certain money market funds.

Equity method investments consist of the Company’s investments in Sound Point and AHP managed funds (and prior to July 1, 2023, AssuredIM managed funds) and other alternative investments. The Company reports its interest in the earnings of equity method investments in “equity in earnings (losses) of investees” in the combined statements of operations. Most equity method investments are reported on a one-quarter lag.

The Company classifies distributions received from equity method investments using the cumulative earnings approach in the combined statements of cash flows. Under the cumulative earnings approach, distributions received up to the amount of cumulative equity in earnings recognized are treated as returns on investment within operating cash flows, and those in excess of that amount are treated as returns of investment within investing cash flows.

Sound Point managed funds (and prior to July 1, 2023, AssuredIM managed funds), in which the Company invests, and where the Company has been deemed to be the primary beneficiary, are not reported in “investments” on the combined balance sheets, but rather in “assets of consolidated investment vehicles” and “other liabilities,” with the portion not owned by the Company presented as “nonredeemable noncontrolling interests.” See Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles, for further information regarding the CIVs.

Cash consists of cash on hand and demand deposits. See Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles, for the cash and cash equivalents of consolidated VIEs.

Net investment income primarily includes the income earned on fixed-maturity securities and short-term investments, including amortization of premiums and accretion of discounts. For mortgage-backed securities and any other securities for which there is prepayment risk, prepayment assumptions are evaluated quarterly and revised as necessary. For securities other than purchased credit deteriorated (PCD) securities, any necessary adjustments due to changes in effective yields and expected maturities are recognized in net investment income using the retrospective method. PCD securities are defined as financial assets that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination.

Realized gains and losses on sales of available-for-sale fixed-maturity securities and credit losses are reported in the combined statements of operations. Net realized investment gains (losses) include sales of investments, which are determined using the specific identification method, reductions to amortized cost of available-for-sale investments that have been written down due to the Company’s intent to sell them or it being more-likely-than-not that the Company will be required to sell them, and the change in allowance for credit losses (including accretion) as discussed below.

For all fixed-maturity securities that were originally purchased with credit deterioration, accrued interest is not separately presented, but rather is a component of the amortized cost of the instrument. For all other available-for-sale securities, a separate amount for accrued interest is reported in “other assets.”

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Credit Losses

For an available-for-sale fixed-maturity security that has experienced a decline in fair value below its amortized cost due to credit related factors, an allowance is established for the difference between the estimated recoverable value and amortized cost with a corresponding charge to “net realized investment gains (losses)” in the combined statements of operations. The estimated recoverable value is the present value of cash flows expected to be collected. The allowance for credit losses is limited to the difference between amortized cost and fair value. Any difference between the security’s fair value and its amortized cost that is not associated with credit related factors is presented as a component of AOCI.

When estimating future cash flows for fixed-maturity securities, management considers the historical performance of underlying assets and available market information as well as bond-specific considerations. In addition, the process of estimating future cash flows includes, but is not limited to, the following critical inputs, which vary by security type:

•the extent to which fair value is less than amortized cost;
•credit ratings;
•any adverse conditions specifically related to the security, industry, and/or geographic area;
•changes in the financial condition of the issuer, or underlying loan obligors;
•general economic and political factors;
•remaining payment terms of the security;
•prepayment speeds;
•expected defaults; and
•the value of any embedded credit enhancements.

The assessment of whether a credit loss exists is performed each reporting period.

The allowance for credit losses and the corresponding charge to net realized investment gains (losses) may be reversed if conditions change. However, the allowance for credit losses is never reduced below zero. When the Company determines that all or a portion of a fixed-maturity security is uncollectible, the uncollectible amortized cost amount is written off with a corresponding reduction to the allowance for credit losses. If cash flows that were previously written off are collected, the recovery is recognized in net realized investment gains (losses).

An allowance for credit losses is established upon initial recognition for available-for-sale PCD securities. On the date of acquisition, the amortized cost of a PCD security is equal to its purchase price plus the allowance for credit losses, with no credit loss expense recognized in the combined statements of operations. After the date of acquisition, deterioration (or improvement) in credit will result in an increase (or decrease) to the allowance and an offsetting credit loss expense (or benefit). To measure this, the Company performs a discounted cash flow analysis. For PCD securities that are also beneficial interests, favorable or adverse changes in expected cash flows are recognized as a change in the allowance for credit losses. Changes in expected cash flows that are not captured through the allowance are reflected as a prospective adjustment to the security’s yield within “net investment income” in the combined statements of operations.

The Company has elected to not measure credit losses on its accrued interest receivable and instead write off accrued interest when it is six months past due or on the date it is deemed uncollectible, if earlier. All write-offs of accrued interest are recorded as a reduction to “net investment income” in the combined statements of operations.

For impaired securities that (i) the Company intends to sell, or (ii) it is more-likely-than-not that the Company will be required to sell before recovering its amortized cost, the amortized cost is written down to fair value with a corresponding charge to net realized investment gains (losses). No allowance is established in these situations and any previously recorded allowance is reversed. The new cost basis is not adjusted for subsequent increases in estimated fair value.

The Company monitors its equity method investments for indicators of other-than-temporary declines in fair value on an ongoing basis. If such a decline occurs, an impairment charge is recorded, measured as the difference between the carrying value and the estimated fair value.

Investment Portfolio

The majority of the investment portfolio consists of investment grade fixed-maturity securities managed by outside managers. The Company has established investment guidelines for these investment managers regarding credit quality, exposure to a particular sector and exposure to a particular obligor within a sector.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Investment Portfolio
Carrying Value

	As of December 31,
	2024	2023
	(in millions)
Fixed-maturity securities, available-for-sale	$5,199	$5,091
Fixed-maturity securities, trading	147	318
Short-term investments	717	1,249
Equity method investments	402	411
Other invested assets	8	3
Total (1)	$6,473	$7,072
____________________
(1)    The aggregate carrying value of the Company’s investments in Sound Point managed investments, excluding certain investments in funds that are consolidated and accounted for as CIVs, was $582 million and $214 million as of December 31, 2024 and December 31, 2023, respectively.

As of December 31, 2024 and December 31, 2023, 15.0% and 10.7%, respectively, of the available-for-sale fixed-maturity securities, were either rated BIG or not rated, primarily consisting of Loss Mitigation Securities and CLO equity tranches. As of December 31, 2024 and December 31, 2023, the carrying value of Loss Mitigation Securities was $479 million and $459 million, respectively. As of December 31, 2024, the carrying value of CLO equity tranches was $263 million. Fixed-maturity securities classified as trading securities primarily include contingent value instruments (CVIs), and are not rated.

The investment portfolio includes $739 million in alternative investments primarily consisting of CLO equity securities, classified as available-for-sale fixed-maturity securities, and $410 million of investments across various asset classes that are reported in “equity method investments” and “other invested assets”. In addition, as of December 31, 2023, $277 million of the Company’s alternative investments in Sound Point managed funds were consolidated and reported in “assets of CIVs,” “other liabilities,” and “nonredeemable noncontrolling interests.” As of December 31, 2024, there were no active CIVs. See Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles. The Company’s alternative investment commitments as of December 31, 2024 include $532 million in unfunded and unallocated commitments, which together with its $739 million in funded commitments total $1.3 billion, including a $1 billion commitment of the Company (directly or by its affiliates) to invest in Sound Point managed alternative investments. Capital allocated to alternative investments was committed to several funds pursuing various strategies, including private healthcare investing, asset-based/specialty finance, CLOs and middle market direct lending. See Note 1, Business and Basis of Presentation, for a description of the Sound Point Transaction.

In addition to the commitments above, the Company has agreed to subscribe for liquidity bonds to be issued by a U.K. regulated utility to which it has insured exposure. At this time the Company estimates that it will purchase approximately £53 million (or $68 million) in liquidity bonds under this commitment.

Accrued investment income was $54 million and $61 million as of December 31, 2024 and December 31, 2023, respectively. In 2024, 2023 and 2022, the Company did not write off any accrued investment income.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2024

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(dollars in millions)
Obligations of state and political subdivisions	31%	$1,736	$(14)	$25	$(79)	$1,668
U.S. government and agencies	1	56	—	—	(5)	51
Corporate securities (2)	34	1,920	(5)	7	(162)	1,760
Mortgage-backed securities (3):
RMBS	8	467	(21)	1	(62)	385
Commercial mortgage-backed securities (CMBS)	3	153	—	—	(2)	151
Asset-backed securities:
CLOs	11	585	(1)	4	(8)	580
Other (4)	10%	580	(17)	1	(29)	535
Non-U.S. government securities	2	83	—	—	(14)	69
Total available-for-sale fixed-maturity securities	100%	$5,580	$(58)	$38	$(361)	$5,199

Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2023

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(dollars in millions)
Obligations of state and political subdivisions	45%	$2,446	$(13)	$31	$(71)	$2,393
U.S. government and agencies	1	43	—	—	(5)	38
Corporate securities (2)	30	1,630	(5)	12	(155)	1,482
Mortgage-backed securities (3):
RMBS	5	274	(21)	2	(61)	194
CMBS	1	84	—	—	(4)	80
Asset-backed securities:
CLOs	8	418	—	1	(6)	413
Other (4)	8	454	(37)	—	(26)	391
Non-U.S. government securities	2	115	—	—	(15)	100
Total available-for-sale fixed-maturity securities	100%	$5,464	$(76)	$46	$(343)	$5,091
___________________
(1)    Based on amortized cost.
(2)    Includes securities issued by taxable universities and hospitals.
(3)    U.S. government-agency obligations were approximately 59% of mortgage backed securities as of December 31, 2024 and 16% as of December 31, 2023, based on fair value.
(4)    Includes a security with an affiliated entity with amortized cost and fair value of $41 million and $42 million, respectively, as of December 31, 2024 and amortized cost and fair value of $21 million as of December 31, 2023.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2024

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in millions)
Obligations of state and political subdivisions	$549	$(5)	$803	$(73)	$1,352	$(78)
U.S. government and agencies	5	—	21	(5)	26	(5)
Corporate securities	611	(17)	715	(112)	1,326	(129)
Mortgage-backed securities:
RMBS	197	(3)	33	(3)	230	(6)
CMBS	80	—	71	(2)	151	(2)
Asset-backed securities:
CLOs	143	(5)	107	(1)	250	(6)
Other	55	(1)	10	—	65	(1)
Non-U.S. government securities	35	(3)	30	(11)	65	(14)
Total	$1,675	$(34)	$1,790	$(207)	$3,465	$(241)
Number of securities (1)		497		777		1,241

Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2023

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in millions)
Obligations of state and political subdivisions	$604	$(3)	$765	$(67)	$1,369	$(70)
U.S. government and agencies	—	—	26	(5)	26	(5)
Corporate securities	51	(1)	994	(117)	1,045	(118)
Mortgage-backed securities:
RMBS	20	—	20	(2)	40	(2)
CMBS	—	—	80	(4)	80	(4)
Asset-backed securities:
CLOs	9	—	362	(6)	371	(6)
Other	—	—	17	(1)	17	(1)
Non-U.S. government securities	—	—	95	(15)	95	(15)
Total	$684	$(4)	$2,359	$(217)	$3,043	$(221)
Number of securities (1)		243		934		1,168
___________________
(1)    The number of securities does not add across because lots consisting of the same securities have been purchased at different times and appear in both categories above (i.e., less than 12 months and 12 months or more). If a security appears in both categories, it is counted only once in the total column.

The Company considered the credit quality, cash flows, interest rate movements, ability to hold a security to recovery and intent to sell a security in determining whether a security had a credit loss. The Company has determined that the unrealized losses recorded as of December 31, 2024 and December 31, 2023 were primarily related to higher interest rates rather than credit quality. As of December 31, 2024, the Company did not intend to and was not required to sell investments in an unrealized loss position prior to expected recovery in value. As of December 31, 2024, of the securities in an unrealized loss position for which an allowance for credit loss was not recorded, 331 securities had unrealized losses in excess of 10% of their carrying value, whereas as of December 31, 2023, 315 securities had unrealized losses in excess of 10% of their carrying value.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The total unrealized loss for these securities was $169 million as of December 31, 2024 and $157 million as of December 31, 2023.

The amortized cost and estimated fair value of available-for-sale fixed-maturity securities by contractual maturity as of December 31, 2024 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Distribution of Available-for-Sale Fixed-Maturity Securities by Contractual Maturity
As of December 31, 2024

	Amortized Cost	Estimated Fair Value
	(in millions)
Due within one year	$282	$271
Due after one year through five years	923	881
Due after five years through 10 years	1,628	1,560
Due after 10 years	2,127	1,951
Mortgage-backed securities:
RMBS	467	385
CMBS	153	151
Total	$5,580	$5,199

Based on fair value, fixed-maturity securities, short-term investments and cash that are either held in trust for the benefit of third party ceding insurers in accordance with statutory requirements, placed on deposit to fulfill state licensing requirements, or otherwise pledged or restricted, totaled $12 million as of December 31, 2024 and $104 million, as of December 31, 2023. In addition, the total collateral required to be funded into a reinsurance trust or a similar account by AG for the benefit of AGUK and AGE was $466 million and $78 million, respectively, as of December 31, 2024 and $431 million and $90 million, respectively as of December 31, 2023, in each case based on fair value.

The fair value of investments that were non-income producing during twelve-month period ending December 31, 2024 was $42 million. No material investments of the Company were non-income producing during the twelve-month period ending December 31, 2023.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Income from Investments

The components of income derived from the investment portfolio are presented in the following tables.

Income from Investments

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Investment income:
Fixed-maturity securities, available-for-sale (1)	$213	$247	$213
Short-term investments	63	58	12
Interest income on loan receivable from affiliate	9	9	9
Other invested assets	1	2	—
Investment income	286	316	234
Investment expenses	(4)	(4)	(5)
Net investment income	$282	$312	$229

Fair value gains (losses) on trading securities (2)	$52	$74	$(34)

Equity in earnings (losses) of investees (3)	$62	$54	$(51)
____________________
(1)    Includes $28 million, $55 million and $31 million income on Loss Mitigation Securities for 2024, 2023 and 2022, respectively.
(2)    Fair value gains on trading securities pertaining to securities still held as of December 31, 2024 were $15 million for 2024. Fair value gains on trading securities pertaining to securities still held as of December 31, 2023 were $31 million for 2023. Fair value losses on trading securities pertaining to securities still held as of December 31, 2022 were $28 million for 2022.
(3)    Includes Sound Point and AHP funds and, prior to July 1, 2023, AssuredIM funds.

Fair Value Gains (Losses) on Trading Securities

Substantially all of the trading securities are Puerto Rico CVIs. In 2022, as a result of the 2022 Puerto Rico Resolutions, the Company received cash, new general obligation bonds, new bonds backed by toll revenues (together, New Recovery Bonds) and CVIs. The CVIs are intended to provide creditors with additional recoveries tied to the outperformance of the Puerto Rico 5.5% Sales and Use Tax receipts against May 2020 certified fiscal plan projections, subject to annual and lifetime caps. As of December 31, 2024, all but $123 million of the CVIs (at fair value), and substantially all of the New Recovery Bonds had been sold or redeemed. The Company may sell in the future any CVIs it continues to hold.

Equity in Earnings (Losses) of Investees

The table below presents summarized financial information for equity method investments that meet, in aggregate, the requirements for reporting summarized disclosures. Such requirements were met in 2022, and the information for 2024 and 2023 is presented for comparative purposes.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Balance Sheet Data (1)

	As of December, 31
	2024	2023
	(in millions)
Investments	$1,684	$1,723
Other assets	17	233
Total assets	$1,701	$1,956

Total liabilities	$329	$179

Total equity	$1,372	$1,777
____________________
(1)    Includes Sound Point and AHP funds.

Statement of Operations Data (1)

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Net gains (losses) on investments and investment income	$389	$177	$(329)
Other income	29	39	32
Total revenues	$418	$216	$(297)

Total expenses	$77	$64	$55

Net income (loss)	$341	$152	$(352)
____________________
(1)    Includes Sound Point and AHP funds, and, prior to July 1, 2023, AssuredIM funds.

Realized Investment Gains (Losses)

The table below presents the components of net realized investment gains (losses).

Net Realized Investment Gains (Losses)

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Gross realized gains on sales of available-for-sale securities (1)	$3	$20	$3
Gross realized losses on sales of available-for-sale securities (2)	(12)	(16)	(41)
Net foreign currency gains (losses)	(2)	(1)	(4)
Change in the allowance for credit losses and intent to sell (3)	18	(14)	(20)
Other net realized gains (losses)	2	—	11
Net realized investment gains (losses)	$9	$(11)	$(51)
____________________
(1)Amounts in 2023 related primarily to sales of New Recovery Bonds received as part of the 2022 Puerto Rico Resolutions.
(2)Amounts in 2022 related primarily to sales of New Recovery Bonds received as part of the 2022 Puerto Rico Resolutions.
(3)Change in the allowance for credit losses for all periods was primarily related to Loss Mitigation Securities.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following table presents the roll forward of the allowance for the credit losses on available-for-sale fixed-maturity securities.

Roll Forward of Allowance for Credit Losses
for Available-for-Sale Fixed-Maturity Securities

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Balance, beginning of period	$76	$64	$42
Additions for securities for which credit losses were not previously recognized	3	—	6
Additions for purchases of securities accounted for as purchased financial assets with credit deterioration	—	—	2
Additions (reductions) for securities for which credit losses were previously recognized	(21)	12	14
Balance, end of period	$58	$76	$64

During 2022, the Company purchased a Loss Mitigation Security with a fair value of $22 million that was accounted for as a PCD security. At acquisition, this security had unpaid principal on remaining collateral of $31 million, an allowance for credit losses of $2 million, and a non-credit related discount of $7 million. The Company did not purchase any other securities with credit deterioration during the periods presented. Most of the Company’s securities with credit deterioration are Loss Mitigation Securities.

8.    Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles

Accounting Policy

The types of entities that the Company assesses for consolidation principally include: (i) financial guaranty variable interest entities, which include entities whose debt obligations the Company insures in its financial guaranty business and Puerto Rico Trusts, and (ii) investment vehicles in which the Company has a variable interest and which Sound Point manages.

For each of these types of entities, the Company first determines whether the entity is a VIE or a voting interest entity (VOE) which involves assessing, among other conditions, (i) whether the equity investment at risk is sufficient to cover the entity’s expected losses and (ii) whether the holders of the equity investment at risk (as a group) have substantive voting rights. The Company reassesses whether an entity is a VIE upon the occurrence of certain significant events.

If the entity being evaluated for consolidation is not initially determined to be a VIE (or, later, if a significant event occurs that causes an entity to no longer qualify as a VIE), then the entity is a VOE. Consolidation generally is required when the Company, directly or indirectly, has a controlling financial interest of the VOE being assessed.

For entities determined to be a VIE, and in which the Company has a variable interest, the Company assesses whether it is the primary beneficiary of the VIE at the time it becomes involved with the entity and performs this assessment quarterly. In determining whether it is the primary beneficiary, the Company considers all facts and circumstances, including an evaluation of economic interests in the VIE held directly and indirectly through related parties. The Company is the primary beneficiary of a VIE when it has both: (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses (or the right to receive benefits) from the entity that could potentially be significant to the VIE.

If the Company concludes that it is the primary beneficiary of the VIE, the VIE is consolidated in the Company’s combined financial statements. If, as part of its continual reassessment of the primary beneficiary determination, the Company concludes that it is no longer the primary beneficiary of a VIE, the Company deconsolidates the VIE and recognizes the impact of that change on the combined financial statements.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
FG VIEs

For FG VIEs other than the Puerto Rico Trusts, the Company elected the fair value option (FVO) for all assets and liabilities. Upon initial adoption of the accounting guidance for VIEs in 2010, the Company elected to fair value its structured finance FG VIEs’ assets and liabilities as the carrying amount transition method was not practical. To allow for consistency in the accounting for the assets and liabilities of its consolidated FG VIEs other than the Puerto Rico Trusts, the Company elected the FVO.

The consolidated Puerto Rico Trusts described below primarily included (i) cash or fixed-maturity debt securities that were carried at fair value and classified as either available-for-sale or trading securities similar to the fixed-maturity debt securities received pursuant to the 2022 Puerto Rico Resolutions and reported in the investment portfolio, and (ii) Puerto Rico Trust liabilities for which the Company elected the FVO in order to simplify the accounting for these instruments.

The change in fair value of FG VIEs’ assets and liabilities is reported in “fair value gains (losses) on FG VIEs” in the combined statements of operations, except for (i) the change in fair value attributable to change in instrument-specific credit risk (ISCR) on FG VIEs’ liabilities, and (ii) unrealized gains and losses on the New Recovery Bonds that were held in the Puerto Rico Trusts, which are both reported in “other comprehensive income (loss)” (OCI) in the combined statements of comprehensive income (loss). Interest income and interest expense are derived from the trustee reports and also included in “fair value gains (losses) on FG VIEs.” Investment income on the New Recovery Bonds and changes in fair value on the CVIs that were held in the Puerto Rico Trusts were all reported in “fair value gains (losses) on FG VIEs” on the combined statements of operations.

For those FG VIE liabilities with recourse to the Company, the portion of the inception-to-date change in fair value, attributable to ISCR, is calculated by holding all current period assumptions constant for each security and isolating the effect of the change in the Company’s CDS spread from the most recent date of consolidation to the current period. In general, if the Company’s CDS spread tightens, more value will be assigned to the Company’s credit; however, if the Company’s CDS spread widens, less value is assigned to the Company’s credit.

The Company has limited contractual rights to obtain the financial records of its consolidated structured finance FG VIEs. The structured finance FG VIEs do not prepare separate GAAP financial statements; therefore, the Company compiles the FG VIE GAAP financial information based on trustee reports prepared by and received from third parties. Such trustee reports are not available to the Company in time for quarterly reporting and therefore FG VIEs other than the Puerto Rico Trusts are reported on a one quarter lag. As a result of the lag, cash and short-term investments do not reflect any cash outflows (due to claim payments made by the Company) to the holders of the FG VIEs’ debt until the subsequent reporting period.

The cash flows generated by the FG VIEs’ assets, except for interest income, are classified as cash flows from investing activities. Paydowns of FG VIEs’ liabilities are supported by the cash flows generated by FG VIEs’ assets and, for liabilities with recourse, possibly claim payments made by AG under its financial guaranty insurance contracts. Paydowns of FG VIEs’ liabilities both with and without recourse are classified as cash flows used in financing activities. Interest income, interest expense and other expenses of the FG VIEs’ assets and liabilities are classified as operating cash flows. Claim payments made by AG under the financial guaranty contracts issued to the FG VIEs are eliminated upon consolidation. Therefore, such claim payments are treated as paydowns of the FG VIEs’ liabilities and as a financing activity as opposed to an operating activity.

The Company’s exposure provided through its financial guaranties with respect to debt obligations of FG VIEs is included within net par outstanding in Note 2, Outstanding Exposure.

CIVs

CIVs consist of certain Sound Point funds for which the Company is the primary beneficiary. The consolidated funds are investment companies and therefore account for their underlying investments at fair value. Changes in the fair value of assets and liabilities of CIVs, interest income and interest expense are reported in “fair value gains (losses) on consolidated investment vehicles” in the combined statements of operations. All CIVs are reported on a quarter lag.

Investment transactions in the consolidated Sound Point funds are recorded on a trade/contract date basis. Money market investments held by these consolidated funds are classified as cash equivalents and carried at cost, consistent with those funds’ separately issued financial statements. Therefore, the Company has included these amounts in the total amount of cash and cash equivalents on the combined statements of cash flows. Cash flows of the CIVs attributable to such entities’ investment

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
purchases and dispositions, as well as operating expenses of the investment vehicles, are presented as cash flows from operating activities in the combined statements of cash flows. Borrowings under credit facilities, debt issuances and repayments, and capital cash flows to and from investors are presented as financing activities, consistent with investment company guidelines.

FG VIEs

Structured Finance FG VIEs

AG provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs, but does not act as the servicer or collateral manager for any VIE obligations it guarantees. The transaction structure generally provides certain financial protection to the Company. This financial protection can take several forms, the most common of which are overcollateralization, first loss protection (or subordination) and excess spread. In the case of overcollateralization (i.e., the principal amount of the securitized assets exceeds the principal amount of the structured finance obligations), the structure allows defaults of the securitized assets before a default is experienced on the structured finance obligation guaranteed by the Company. In the case of first loss, AG’s financial guaranty insurance policy only covers a senior layer of losses experienced by multiple obligations issued by the VIEs. The first loss exposure with respect to the assets is either retained by the seller or sold off in the form of equity or mezzanine debt to other investors. In the case of excess spread, the financial assets contributed to VIEs generate interest income that is in excess of the interest payments on the debt issued by the VIE. Such excess spread is typically distributed through the transaction’s cash flow waterfall and may be used to create additional credit enhancement, applied to redeem debt issued by the VIE (thereby, creating additional overcollateralization), or distributed to equity or other investors in the transaction.

AG is not primarily liable for the insured debt obligations issued by the structured finance FG VIEs (which excludes the Puerto Rico Trusts described below) and would only be required to make payments on those insured debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due and only for the amount of the shortfall. AG’s creditors do not have any rights with regard to the collateral supporting the debt issued by the structured finance FG VIEs. Proceeds from sales, maturities, prepayments and interest from such underlying collateral may only be used to pay debt service on the respective FG VIEs’ liabilities.

As part of the terms of its financial guaranty contracts, AG, under its insurance contract, obtains certain protective rights with respect to the VIE that give AG additional controls over a VIE. These protective rights are triggered by the occurrence of certain events, such as failure to be in compliance with a covenant due to poor deal performance or a deterioration in a servicer’s or collateral manager’s financial condition. At deal inception, AG typically is not deemed to control the VIE; however, once a trigger event occurs, AG’s control of the VIE typically increases. AG continuously evaluates its power to direct the activities that most significantly impact the economic performance of VIEs that have debt obligations insured by AG and, accordingly, where AG is obligated to absorb VIE losses or receive benefits that could potentially be significant to the VIE. AG is deemed to be the control party for certain VIEs under GAAP, typically when its protective rights give it the power to both terminate and replace the transaction’s servicer or collateral manager, which are characteristics specific to AG's financial guaranty contracts. If the protective rights that could make AG the control party have not been triggered, then the VIE is not consolidated. If AG is deemed to no longer have those protective rights, the VIE is deconsolidated.

The structured finance FG VIEs’ liabilities that are guaranteed by AG are considered to be with recourse, because the Company guarantees the payment of principal and interest regardless of the performance of the related FG VIEs’ assets. The structured finance FG VIEs’ liabilities that are not guaranteed by AG are considered to be without recourse, because the payment of principal and interest of these liabilities is wholly dependent on the performance of the FG VIEs’ assets.

Number of Consolidated Structured Finance FG VIEs

	Year Ended December 31,
	2024	2023	2022

Beginning of year	24	25	25
Consolidated	—	—	2
Deconsolidated	(1)	(1)	(2)
December 31	23	24	25

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Puerto Rico Trusts

With respect to certain insured securities covered by the 2022 Puerto Rico Resolutions, insured bondholders were permitted to elect to receive custody receipts that represented an interest in the legacy insurance policy plus cash and investments. For those who made the election above, distributions of assets in the trusts were passed through to insured bondholders under the custody receipts to the extent of any cash or proceeds of new securities held in the custodial trust and were applied to make payments and/or prepayments of amounts due under the legacy insured bonds.

As of December 31, 2023, substantially all of the securities in the Puerto Rico Trusts had been called, and the assets in the Puerto Rico Trusts consisted primarily of cash. In 2024, after notice to the remaining holders of the PRHTA custody receipts, the Company satisfied its remaining direct insured obligations and deconsolidated the 24 custodial trusts that had been consolidated as of December 31, 2023.

Components of FG VIEs’ Assets and Liabilities

Net fair value gains and losses on FG VIEs are expected to reverse to zero by the maturity of the FG VIEs’ debt, except for net premiums received and net claims paid by AG under the financial guaranty insurance contracts. The Company’s estimate of expected loss to be paid (recovered) for FG VIEs is included in Note 3, Expected Loss to be Paid (Recovered).

The table below shows the carrying value of FG VIEs’ assets and liabilities segregated by type of collateral.

Consolidated FG VIEs by Type of Collateral

	As of December 31,
	2024	2023
	(in millions)
FG VIEs’ assets:
U.S. RMBS	$147	$173
Puerto Rico Trusts’ assets (includes $1 at fair value in 2023) (1)	—	155
Total FG VIEs’ assets	$147	$328

FG VIEs’ liabilities with recourse:
U.S. RMBS	$155	$177
Puerto Rico Trusts’ liabilities	—	366
Total FG VIEs’ liabilities with recourse	$155	$543

FG VIEs’ liabilities without recourse:
U.S. RMBS	$9	$11
Total FG VIEs’ liabilities without recourse	$9	$11
____________________
(1)    Includes $154 million of cash as of December 31, 2023.

The change in the ISCR of the FG VIEs’ assets for which the Company elected the FVO (FG VIEs’ assets at FVO) held as of December 31, 2024, 2023 and 2022 that was reported in the combined statements of operations was a loss of $5 million in 2024, gain of $3 million in 2023 and gain of $10 million in 2022. The ISCR amount is determined by using expected cash flows at the most recent date of consolidation, discounted at the effective yield, less current expected cash flows discounted at that same original effective yield.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Selected Information for FG VIEs’ Assets and Liabilities
Measured under the FVO

	As of December 31,
	2024	2023
	(in millions)
Excess of unpaid principal over fair value of:
FG VIEs’ assets	$264	$259
FG VIEs’ liabilities with recourse	38	25
FG VIEs’ liabilities without recourse	16	16
Unpaid principal balance for FG VIEs’ assets that were 90 days or more past due	27	29
Unpaid principal for FG VIEs’ liabilities with recourse (1)	193	568
____________________
(1)    FG VIEs’ liabilities with recourse will mature at various dates ranging from 2025 through 2038.

CIVs

In connection with the Sound Point Transaction, the Company reevaluated its consolidation conclusion for each Sound Point fund and determined that AG had become the primary beneficiary. As a result, AG consolidated two CIVs on July 1, 2023. Previously, these funds were accounted for as equity method investments.

The assets and liabilities of the Company’s CIVs are held within separate legal entities. The assets of the CIVs are not available to creditors of the Company, other than creditors of the applicable CIVs. In addition, creditors of the CIVs have no recourse against the assets of the Company, other than the assets of such applicable CIVs. Liquidity available at the Company’s CIVs is not available for corporate liquidity needs, except to the extent of the Company’s investment in the funds, subject to redemption provisions.

In 2024, two CIVs that were consolidated as of December 31, 2023, distributed substantially all of their invested assets. After the distributions, as of December 31, 2024, there were no active CIVs remaining. The Company classifies the $293 million of the distributed investments as either (i) available-for-sale fixed-maturity securities (CLOs with a carrying value of $263 million), (ii) trading securities, (iii) equity method investments, or (iv) other invested assets. As of December 31, 2023, assets of CIVs were $284 million and liabilities of CIVs, reported in “other liabilities,” were $4 million and included $3 million with affiliated entities.

As of December 31, 2024, there were no derivative contracts in CIVs. As of December 31, 2023, the CIVs included derivative contracts with average notional amounts of $38 million. Derivative instruments, which included forward foreign currency contracts, served as a component of the CIVs’ investment strategies.

Other Consolidated VIEs

In certain instances where the Company consolidates a VIE that was established as part of a loss mitigation negotiated settlement that results in the termination of the obligations under the original financial guaranty insurance or insured credit derivative contract, the Company classifies the assets and liabilities of that VIE in the line items that most accurately reflect the nature of such assets and liabilities, as opposed to within FG VIEs’ assets and FG VIEs’ liabilities. The largest of these VIEs had assets of $92 million and liabilities of $7 million as of December 31, 2023, which were reported in “investments” and “other liabilities,” respectively, on the combined balance sheets. In the first quarter of 2024, the Company deconsolidated the largest of these VIEs.

Non-Consolidated VIEs

As described in Note 2, Outstanding Exposure, the Company monitors all policies in the insured portfolio. Of the approximately 15 thousand policies monitored as of December 31, 2024, approximately 14 thousand policies are not within the scope of FASB Accounting Standards Codification (ASC) 810, Consolidation, because these financial guaranties relate to the debt obligations of governmental organizations or financing entities established by a governmental organization. The majority of the remaining policies involve transactions where the Company is not deemed to currently have control over the FG VIEs’ most significant activities. As of December 31, 2024 and 2023, the Company identified 50 and 68 policies, respectively, that contain provisions and experienced events that may trigger consolidation.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

The Company holds variable interests in non-FG VIEs which are not consolidated, as the Company is not the primary beneficiary. As of December 31, 2024 the Company’s maximum exposure to losses relating to these VIEs was $690 million, which is limited to the carrying value of these assets.

9.    Fair Value Measurement

Accounting Policy

The Company carries a significant portion of its assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., exit or transfer price). The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based on a hypothetical market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e., the most advantageous market).

Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on either (i) internally developed models that primarily use, as inputs, market-based or independently sourced market parameters (including, but not limited to, yield curves, interest rates, and debt prices) or (ii) discounted cash flows, using a third party’s proprietary pricing models. In addition to market information, when applicable, the models also incorporate transaction details, such as the instrument’s maturity, and contractual features that reduce the Company’s credit exposure (e.g., collateral rights).

Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, the Company’s creditworthiness and constraints on liquidity. As markets and products develop and the pricing transparency for certain products changes, the Company may refine its methodologies and assumptions. During 2024, no changes were made to the Company’s valuation models that had (or are expected to have) a material impact on the Company’s combined balance sheets or statements of operations and comprehensive income.

The Company’s valuation methods produce fair values that may not be indicative of net realizable value or future fair values. The use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a materially different estimate of fair value at the reporting date.

The categorization within the fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Company estimates of market assumptions. The fair value hierarchy prioritizes model inputs into three broad levels, with Level 1 being the highest and Level 3 the lowest. The categorization, of an asset or liability, within the hierarchy is based on the lowest level of significant input to its valuation.

Level 1—Quoted prices for identical instruments in active markets. The Company generally defines an active market as a market in which trading occurs at significant volumes. Active markets generally are more liquid and have a lower bid-ask spread than an inactive market.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from, or corroborated by, observable market inputs.

Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Financial instruments are considered Level 3 when their values are (i) determined using pricing models, discounted cash flow methodologies or similar techniques and (ii) at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

There were transfers of securities into Level 3 in the investment portfolio and CIVs, due to changes in observability of pricing inputs, and in CIVs, in connection with the distribution of assets from the CIV during 2024. There was a transfer of a fixed-maturity security in the investment portfolio from Level 3 to Level 2 during 2023. There was also a transfer of fixed-maturity securities in the investment and FG VIE portfolios from Level 2 to Level 3 during 2023. There were no other transfers from or into Level 3 during the periods presented.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Carried at Fair Value

Fixed-Maturity Securities

The fair value of fixed-maturity securities is generally based on prices received from third-party pricing services or alternative pricing sources that provide reasonable levels of price transparency. The pricing services prepare estimates of fair value using their pricing models, which take into account: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, industry and economic events and sector groupings. Additional valuation factors that can be taken into account are nominal spreads and liquidity adjustments. The pricing services evaluate each asset class based on relevant market and credit information, perceived market movements and sector news.

In many cases, benchmark yields have proven to be more reliable indicators of the market for a security, as compared to reported trades for infrequently traded securities and distressed transactions. The extent of the use of each input is dependent on the asset class and the market conditions. The valuation of fixed-maturity securities is more subjective when markets are less liquid due to the lack of market-based inputs.

As of December 31, 2024, the Company used models to price 166 securities. All Level 3 securities were priced with the assistance of independent third parties. The pricing is based on a discounted cash flow approach using the third party’s proprietary pricing models. The models use inputs such as projected prepayment speeds; severity assumptions; recovery lag assumptions; estimated default rates (determined based on an analysis of collateral attributes, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); home price appreciation/depreciation rates based on macroeconomic forecasts; and recent trading activity. The yield used to discount the projected cash flows is determined by reviewing various attributes of the security including collateral type, weighted average life, sensitivity to losses, vintage, and convexity, in conjunction with market data on comparable securities. Significant changes to any of these inputs could have materially changed the expected timing of cash flows within these securities, which could have significantly affected the fair value of the securities.
Short-Term Investments

Short-term investments that are traded in active markets are classified as Level 1 as their value is based on quoted market prices. Securities such as discount notes are classified as Level 2 because these securities are typically not actively traded. Due to their approaching maturity the cost of discount notes approximates fair value.

Other Assets

Committed Capital Securities (CCS)

The fair value of CCS, which is reported in “other assets” in the combined balance sheets, represents the difference between the present value of the remaining expected put option premium payments under the put agreements and the estimated present value of the amounts that the Company would hypothetically have to pay as of the reporting date for a comparable security (see Note 10, Credit Facilities). The change in fair value of the CCS is reported in “fair value gains (losses) on CCS” in the combined statements of operations. The estimated current cost of the Company’s CCS as of the reporting date is based on several factors, including AG CDS spreads, Assured Guaranty’s publicly traded debt and an estimation of the securities’ remaining term. The CCS are classified as Level 3.

Contracts Accounted for as Credit Derivatives

There is no established market where financial guaranty insured credit derivatives are actively traded; therefore, management has determined that the exit market for the Company’s credit derivatives is a hypothetical one based on its entry market. Due to the lack of quoted prices and other observable inputs for its instruments or for similar instruments, the Company determines the fair value of its credit derivative contracts primarily through internally developed, proprietary models that use both observable and unobservable market data inputs, and such contracts are therefore classified as Level 3 in the fair value hierarchy. There are multiple unobservable inputs deemed significant to the valuation model, most importantly the Company’s estimate of the value of the non-standard terms and conditions of its credit derivative contracts and how the Company’s own credit spread affects the pricing of its transactions.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The fair value of the Company’s credit derivative contracts generally represents the difference between the present value of remaining premiums the Company expects to receive and the estimated present value of premiums that a financial guarantor of comparable credit-worthiness would hypothetically charge at the reporting date for the same protection. The fair value of the Company’s credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads, changes in interest rates, the credit ratings of referenced entities, the Company’s own credit risk, and remaining contractual cash flows. The expected remaining contractual premium cash flows are the most readily observable inputs since they are based on the credit derivatives contractual terms. Credit spreads capture the effect of recovery rates and performance of underlying assets of these contracts, among other factors. A credit derivative liability on protection sold is the result of contractual cash inflows on in-force transactions that are lower than what a hypothetical financial guarantor could receive if it sold protection on the same risk as of the reporting date. Consistent with previous years, market conditions at December 31, 2024 were such that market prices of the Company’s CDS contracts were not available.

Assumptions and Inputs

The main inputs and assumptions to the measurement of fair value for CDS contracts are: the gross spread, the allocation of gross spread among the bank profit, net spread and hedge cost and the weighted average life (which is based on debt service schedules).

The primary sources of information used to determine gross spread and the fair value for CDS contracts include actual collateral credit spreads (if up-to-date and reliable market-based spreads are available), transactions priced or closed during a specific quarter within a specific asset class and specific rating, and information provided by the counterparty of the CDS. Credit spreads may also be interpolated based upon market indices adjusted to reflect the non-standard terms of the Company’s CDS contracts, or extrapolated based upon transactions of similar asset classes, similar ratings, and similar time to maturity.

The Company’s own credit risk is factored into the determination of the current premium. Such credit risk is based on the quoted market price for credit protection bought on the Company as reflected by quoted market prices on CDS contracts referencing AG. The Company obtains the quoted price of CDS contracts traded on AG from market data sources published by third parties. The amount of premium a financial guaranty insurance market participant can demand (or “current premium”) is inversely related to the cost of credit protection on the insurance company as measured by market credit spreads assuming all other assumptions remain constant. This is because the buyers of credit protection typically hedge a portion of their risk to the financial guarantor, because the contractual terms of the Company’s contracts typically do not require the posting of collateral by the guarantor. The extent of the hedge depends on the types of instruments insured and current market conditions.

In the Company’s valuation model, the current premium is not permitted to go below the minimum rate that the Company would charge to assume similar risks in the reporting period. This assumption can have the effect of limiting the amount of unrealized gains that are recognized on certain CDS contracts. The minimum premium assumption had no effect on the fair value of CDS contracts as of December 31, 2024 or December 31, 2023.

FG VIEs’ Assets and Liabilities

Structured finance FG VIEs’ assets and liabilities are carried at fair value under the FVO and are classified as Level 3. The Company elected the FVO for the Puerto Rico Trusts’ liabilities and they were classified as Level 3.

The fair value of the residential mortgage loans in the FG VIEs’ assets is generally sensitive to changes in estimated prepayment speeds; estimated default rates (determined on the basis of an analysis of collateral attributes such as: historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); yields implied by market prices for similar securities; and, as applicable, house price depreciation/appreciation rates based on macroeconomic forecasts. Significant changes to some of these inputs could have materially changed the fair value of the FG VIEs’ assets and the implied collateral losses within these transactions. In general, the fair value of the FG VIEs’ assets is most sensitive to changes in the projected collateral losses, where an increase in collateral losses typically leads to a potential decrease in the fair value of FG VIEs’ assets, while a decrease in collateral losses typically leads to an increase in the fair value of FG VIEs’ assets.

The prices of the assets and liabilities of the FG VIEs’ are generally determined with the assistance of an independent third party and based on a discounted cash flow approach. The third party pricing service utilizes an internal model to determine an appropriate yield at which to discount the cash flows of the security, by factoring in collateral types, weighted average lives,

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
and other structural attributes specific to the security being priced. The expected yield is further calibrated by utilizing algorithms designed to aggregate market color, received by the independent third party, on comparable bonds.

The models used to price the FG VIEs’ liabilities (other than the liabilities of the Puerto Rico Trusts) generally apply the same inputs used in determining fair value of FG VIEs’ assets. For those liabilities insured by the Company, the benefit of the Company’s insurance policy guaranteeing the timely payment of debt service is also taken into account. The liabilities of the Puerto Rico Trusts were priced based on the value of the assets in the Puerto Rico Trusts including the value of the Company’s financial guaranty policy.

The timing of expected losses within an insured transaction is a significant factor in determining the implied benefit of the Company’s insurance policy, which guarantees the timely payment of principal and interest for the insured tranches of debt issued by the FG VIEs. In general a longer time period until the Company’s expected loss payments typically leads to a decrease in the value of the Company’s insurance and a decrease in the fair value of the Company’s FG VIEs’ liabilities with recourse, while a shorter time period until the Company’s expected loss payments typically could lead to an increase in the value of the Company’s insurance and an increase in the fair value of the Company’s FG VIEs’ liabilities with recourse.

Assets and Liabilities of CIVs

Investments held by CIVs which are quoted on a national securities exchange are valued at their last reported sale price on the date of determination. Investments held by CIVs which are traded over-the-counter reflect third-party data and generally reflect the average of dealer offer and bid prices. The valuation methodology may include, but is not limited to: (i) performing price comparisons with similar investments; (ii) obtaining valuation-related information from issuers; (iii) calculating the present value of future cash flows; (iv) assessing other data related to the investment that is an indication of value; (v) obtaining information provided by third parties; and/or (vi) evaluating information provided by the investment manager. Inputs may include dealer price quotations, yield curves, credit curves, forward/CDS/index spreads, prepayments rates, strike and expiry dates, volatility statistics and other factors.

Significant changes to any of the inputs described above could have a material effect on the fair value of the CIVs’ assets and liabilities.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Amounts recorded at fair value in the Company’s financial statements are presented in the tables below.

Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2024

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$—	$1,658	$10	$1,668
U.S. government and agencies	—	51	—	51
Corporate securities	—	1,760	—	1,760
Mortgage-backed securities:
RMBS	—	243	142	385
CMBS	—	151	—	151
Asset-backed securities	—	114	1,001	1,115
Non-U.S. government securities	—	69	—	69
Total fixed-maturity securities, available-for-sale	—	4,046	1,153	5,199
Fixed-maturity securities, trading	—	142	5	147
Short-term investments	714	3	—	717
Other invested assets (1)	—	—	4	4
FG VIEs’ assets	—	—	147	147
Other assets	—	—	10	10
Total assets carried at fair value	$714	$4,191	$1,319	$6,224
Liabilities:
FG VIEs’ liabilities (2)	$—	$—	$164	$164
Other liabilities	—	—	30	30
Total liabilities carried at fair value	$—	$—	$194	$194

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2023

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$—	$2,387	$6	$2,393
U.S. government and agencies	—	38	—	38
Corporate securities	—	1,482	—	1,482
Mortgage-backed securities:
RMBS	—	42	152	194
CMBS	—	80	—	80
Asset-backed securities	—	38	766	804
Non-U.S. government securities	—	100	—	100
Total fixed-maturity securities, available-for-sale	—	4,167	924	5,091
Fixed-maturity securities, trading	—	318	—	318
Short-term investments	1,245	4	—	1,249
Other invested assets (1)	—	—	3	3
FG VIEs’ assets	—	—	174	174
Assets of CIVs:
Structured products	—	59	189	248
Equity securities	—	3	—	3
Total assets of CIVs	—	62	189	251
Other assets	—	—	24	24
Total assets carried at fair value	$1,245	$4,551	$1,314	$7,110
Liabilities:
FG VIEs’ liabilities (2)	—	—	554	554
Other liabilities	—	—	50	50
Total liabilities carried at fair value	$—	$—	$604	$604
 ____________________
(1)    Includes Level 3 mortgage loans that are recorded at fair value on a non-recurring basis.
(2)    Includes FG VIEs’ liabilities with recourse and FG VIEs’ liabilities without recourse. See Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Changes in Level 3 Fair Value Measurements

The tables below present a roll forward of the Company’s Level 3 financial instruments carried at fair value on a recurring basis during the years ended December 31, 2024 and 2023.

Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2024

	Fixed-Maturity Securities, Available-for-Sale
	Obligations of State and Political Subdivisions	RMBS		Asset- Backed Securities		Fixed-Maturity Securities, Trading	FG VIEs’ Assets		Assets of CIVs, Structured Products		Other (7)
	(in millions)
Fair value as of December 31, 2023	$6	$152		$766		$—	$174		$189		$14
Total pre-tax realized and unrealized gains (losses) recorded in
Net income (loss)	—	14	(1)	47	(1)	—	(3)	(2)	(16)	(4)	(10)	(3)
Other comprehensive income (loss)	4	1		(1)		—	(1)		—		1
Purchases	—	—		62		—	—		102		—
Sales	—	—		—		—	—		(28)		—
Settlements	—	(25)		(138)		(3)	(23)		—		—
Reclassifications (9)	—	—		245		8	—		(253)		—
Deconsolidations	—	—		—		—	—		(2)		—
Transfers into Level 3	—	—		20		—	—		10		—
Transfers out of Level 3	—	—		—		—	—		(2)		—
Fair value as of December 31, 2024	$10	$142		$1,001		$5	$147		$—		$5
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2024 included in:
Earnings						$—	$(7)	(2)	$—	(4)	$(10)	(3)
OCI	$4	$1		$(3)			$(1)				$1

Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2024

	Credit Derivative Liability, net (5)		FG VIEs’ Liabilities (8)
	(in millions)
Fair value as of December 31, 2023	$(39)		$(554)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	17	(6)	12	(2)
Other comprehensive income (loss)	—		3
Settlements	—		375
Fair value as of December 31, 2024	$(22)		$(164)
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2024 included in:
Earnings	$9	(6)	$3	(2)
OCI			$3

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2023

	Fixed-Maturity Securities, Available-for-Sale								Assets of CIVs
	Obligations of State and Political Subdivisions		RMBS		Asset- Backed Securities		FG VIEs’ Assets		Structured Products		Equity Securities		Other (6)
	(in millions)
Fair value as of December 31, 2022	$47		$176		$769		$204		$—		$—		$50
Total pre-tax realized and unrealized gains (losses) recorded in
Net income (loss)	(2)	(1)	12	(1)	31	(1)	9	(2)	19	(4)	(2)	(4)	(32)	(3)
Other comprehensive income (loss)	—		(7)		(7)		—		—		—		—
Purchases	—		—		8		—		5		4		—
Sales	—		—		(2)		—		—		(2)		—
Settlements	(2)		(29)		(33)		(33)		—		—		(4)
Consolidations	—		—		—		—		165		—		—
Deconsolidations	—		—		—		(7)		—		—		—
Transfers into Level 3	3		—		—		1		—		—		—
Transfers out of Level 3	(40)		—		—		—		—		—		—
Fair value as of December 31, 2023	$6		$152		$766		$174		$189		$—		$14
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2023 included in:
Earnings							$4	(2)	$10	(4)	$—		$(32)	(3)
OCI	$—		$(7)		$10								$—

Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2023

	Credit Derivative Liability, net (5)		FG VIEs’ Liabilities (8)
	(in millions)
Fair value as of December 31, 2022	$(133)		$(715)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	93	(6)	2	(2)
Other comprehensive income (loss)	—		3
Settlements	1		149
Deconsolidations	—		7
Fair value as of December 31, 2023	$(39)		$(554)
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2023 included in:
Earnings	$93	(6)	$—
OCI			$3
____________________
(1)Included in “net realized investment gains (losses)” and “net investment income.”
(2)Reported in “fair value gains (losses) on FG VIEs.”
(3)Reported in “fair value gains (losses) on CCS,” “net investment income” and “other income (loss).”
(4)Reported in “fair value gains (losses) on CIVs.”
(5)Represents the net position of credit derivatives. Credit derivative assets (reported in “other assets”) and credit derivative liabilities (reported in “other liabilities”) are shown as either assets or liabilities in the combined balance sheets.
(6)Reported in “fair value gains (losses) on credit derivatives.”
(7)Includes CCS and other invested assets.
(8)Includes FG VIEs’ liabilities with recourse and FG VIEs’ liabilities without recourse.
(9)Represent securities transferred from one of the CIVs to the investment portfolio due to the distribution of assets of that CIV. See Note 8, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles, for additional information.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Level 3 Fair Value Disclosures

Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2024

Financial Instrument Description (1)	Fair Value Assets (Liabilities) (in millions)	Significant Unobservable Inputs	Range			Weighted Average (3)
Investments (2):
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$10	Yield	5.5%	-	22.0%	7.5%
RMBS	142	Conditional prepayment rate (CPR)	1.8%	-	17.0%	2.8%
		CDR	1.8%	-	18.7%	5.4%
		Loss severity	50.0%	-	125.0%	79.8%
		Yield	7.7%	-	10.8%	9.0%
Asset-backed securities:
CLOs	581	Discount margin	0.8%	-	2.9%	2.0%
		Yield	12.5%	-	22.5%	17.9%
Others	420	Yield	6.4%	-	9.1%	6.7%
Fixed-maturity securities, trading	5	Yield	19.8%	-	169.5%	163.8%
FG VIEs’ assets	147	CPR	2.2%	-	25.0%	5.7%
		CDR	1.3%	-	41.0%	10.7%
		Loss severity	45.0%	-	100.0%	83.2%
		Yield	6.8%	-	10.8%	9.3%
Other assets	2	Implied yield	6.5%	-	7.0%	6.8%
		Term (years)	10 years
Credit derivative liabilities, net	(22)	Hedge cost (in basis points (bps))	12.8	-	30.1	16.1
		Bank profit (in bps)	73.2	-	275.9	128.4
		Internal floor (in bps)	10.0
		Internal credit rating	AAA	-	CCC	A
		Discount rates of future expected premium cash flows	3.9%	-	4.3%	4.3%
FG VIEs’ liabilities	(164)	CPR	2.2%	-	25.0%	5.7%
		CDR	1.3%	-	41.0%	10.7%
		Loss severity	45.0%	-	100.0%	83.2%
		Yield	5.5%	-	10.8%	7.0%
___________________
(1)    Discounted cash flow is used as the primary valuation technique.
(2)    Excludes several investments reported in “other invested assets” with a fair value of $4 million.
(3)    Weighted average is calculated as a percentage of current par outstanding.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2023

Financial Instrument Description	Fair Value Assets (Liabilities) (in millions)	Significant Unobservable Inputs	Range			Weighted Average (4)
Investments (2):
Fixed-maturity securities, available-for-sale (1):
Obligations of state and political subdivisions	$6	Yield	7.4%	-	22.5%	7.8%
RMBS	152	CPR	1.6%	-	15.0%	3.4%
		CDR	1.5%	-	18.8%	5.6%
		Loss severity	50.0%	-	125.0%	82.5%
		Yield	7.5%	-	11.3%	8.9%
Asset-backed securities:
CLO	413	Discount margin	1.1%	-	7.8%	2.5%
Others	353	Yield	6.2%	-	11.7%	7.8%
FG VIEs’ assets (1)	174	CPR	0.2%	-	21.4%	7.8%
		CDR	1.3%	-	41.0%	10.4%
		Loss severity	45.0%	-	100.0%	82.9%
		Yield	5.5%	-	10.9%	9.4%
Assets of CIVs - structured products (3)	189	Yield	14.7%	-	21.4%	18.0%
Other assets (1)	13	Implied yield	7.8%	-	8.4%	8.1%
		Term (years)	10 years
Credit derivative liabilities, net (1)	(39)	Hedge cost (in bps)	10.2	-	26.5	15.5
		Bank profit (in bps)	105.6	-	302.6	153.1
		Internal floor (in bps)	10.0
		Internal credit rating	AAA	-	CCC	A
		Discount rates of future expected premium cash flows	3.3%	-	4.8%	3.6%
FG VIEs’ liabilities (1)	(554)	CPR	0.2%	-	21.4%	7.8%
		CDR	1.3%	-	41.0%	10.4%
		Loss severity	45.0%	-	100.0%	82.9%
		Yield	5.0%	-	10.7%	5.8%
___________________
(1)    Discounted cash flow is used as the primary valuation technique.
(2)    Excludes several investments reported in “other invested assets” with a fair value of $3 million.
(3)    The primary valuation technique uses the income and/or market approach.
(4)    Weighted average is calculated as a percentage of current par outstanding for all categories except for assets of CIVs, for which it is calculated as a percentage of fair value.

Not Carried at Fair Value

Financial Guaranty Insurance Contracts

Fair value is based on management’s estimate of the consideration that would be paid to, or received from, a similarly rated financial guaranty insurance company to acquire the Company’s in-force book of financial guaranty insurance business. It is based upon the ratio of current trends in premium pricing to risk-based expected loss for investment grade portions of the portfolio and stressed loss pricing for BIG transactions. The Company classified the fair value of financial guaranty insurance contracts as Level 3.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Loan Receivable from Affiliate

The fair value of the loan receivable from affiliate was determined by calculating the effect of changes in yield adjusted for a credit factor at the end of each reporting period. The fair value measurement of the loans receivable was classified as Level 3.

Assets of CIVs

Cash equivalents are recorded at cost which approximates fair value and are considered Level 1 in the fair value hierarchy.

The carrying amount and estimated fair value of the Company’s financial instruments not carried at fair value are presented in the following table.

Fair Value of Financial Instruments Not Carried at Fair Value

	As of December 31, 2024		As of December 31, 2023
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in millions)
Assets (liabilities):
Loan receivable from affiliate	$250	$244	$250	$241
Assets of CIVs	—	—	19	19
Other assets (including other invested assets)	99	100	64	65
Financial guaranty insurance contracts (1)	(1,381)	(935)	(1,527)	(1,164)
____________________
(1)    Carrying amount includes the assets and liabilities related to financial guaranty insurance contract premiums, losses, and salvage and subrogation and other recoverables net of reinsurance.

10.    Credit Facilities

CCS

AG has entered into put agreements with eight separate custodial trusts allowing it to issue an aggregate of $400 million of non-cumulative redeemable perpetual preferred securities to the trusts in exchange for cash

The arrangement entails eight custodial trusts (Woodbourne Capital Trust I, II, III and IV and Sutton Capital Trust I, II, III and IV), each of which issued $50 million face amount of “CCS” and invested the proceeds of that issuance in eligible assets that would enable the trust to have the cash necessary to respond to AG’s exercise of a put option.

The put option consists of a right that AG has, pursuant to separate put agreements that AG entered into with each of the trusts, to issue to each trust $50 million of non-cumulative redeemable perpetual preferred stock, in exchange for an equivalent amount of cash (i.e., an aggregate of $400 million). When AG exercises its put option, the relevant trust(s) must liquidate the portfolio of high-quality, liquid assets that it currently maintains and use the liquidation proceeds to purchase AG preferred stock. The put agreements have no scheduled termination date or maturity, but may be terminated upon the occurrence of certain specified events. None of the events that would give rise to a termination of the put agreements have occurred.

11.    Income Taxes

AG files its U.S. federal tax return as a part of the consolidated group for Assured Guaranty US Holdings Inc. (AGUS), an indirect parent holding company. Each member of the AGUS consolidated tax group is part of a tax sharing agreement and pays or receives its proportionate share of the consolidated regular federal tax liability for the group as if each company filed on a separate return basis. The Company’s U.K. and French subsidiaries are subject to income taxes imposed by U.K. and French authorities, respectively, and file applicable tax returns.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Accounting Policy

The provision for income taxes consists of an amount for taxes currently payable and an amount for deferred taxes. Deferred income taxes are provided for temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse.

The Company recognizes tax benefits only if a tax position is “more likely than not” to prevail.

The Company elected to account for tax associated with Global Intangible Low-Taxed Income as a current-period expense when incurred.

Deferred and current tax assets and liabilities are reported in “other assets” or ”other liabilities” on the combined balance sheets.

Tax Assets (Liabilities)

Deferred and Current Tax Assets (Liabilities)

	As of December 31,
	2024	2023
	(in millions)
Deferred tax assets (liabilities)	$81	$78
Current tax assets (liabilities)	(4)	(6)

Components of Net Deferred Tax Assets (Liabilities)

	As of December 31,
	2024	2023
	(in millions)
Deferred tax assets:
Net operating loss	$31	$30
Net unrealized investment losses	68	62
Rent	12	14
Depreciation	47	45
FG VIEs	50	60
Unearned premium reserves, net	—	11
Other	3	2
Total deferred tax assets	211	224

Deferred tax liabilities:
Investments	93	88
Deferred ceding commission	1	12
Lease	11	13
Loss and LAE reserve	—	14
Unrealized gains on credit derivatives	13	10
Other	12	9
Total deferred tax liabilities	130	146
Net deferred tax assets (liabilities)	$81	$78

As part of the acquisition of CIFG Holding Inc. (CIFGH, and together with its subsidiaries, CIFG), the Company acquired $189 million of net operating losses (NOL). The NOL has been limited under the Code Section 382 due to a change in control as a result of the acquisition. As of December 31, 2024, the Company had gross deferred tax assets of approximately $21 million for federal NOL carryforwards which will begin to expire in 2033. In addition, as of December 31, 2024, the Company had gross deferred tax assets for certain non-U.S. NOL carryforwards of approximately $10 million which do not expire.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

Valuation Allowance

During 2022, the Company recorded a return to provision adjustment, which included the utilization of $19 million in foreign tax credits (FTC), thereby reducing the Company’s FTC from $24 million as of December 31, 2021 to $5 million as of December 31, 2022. FTC were established under the 2017 Tax Cuts and Jobs Act for use against regular tax in future years, and would expire in 2027. In analyzing the future realizability of FTC, the Company notes limitations on future foreign source income due to overall foreign losses as negative evidence. As of December 31, 2022, the Company came to the conclusion that, after reviewing positive and negative evidence, it is more likely than not that the FTC would not be utilized, and therefore, maintained a valuation allowance of $5 million with respect to this tax attribute.

During 2023, the Company recorded a return to provision adjustment, which included the utilization of $3 million in FTC, thereby reducing the Company’s FTC to $2 million. As of December 31, 2023, the Company believed that the weight of the positive evidence outweighed the negative evidence regarding the realization of the Company’s FTC, resulting in the release of the corresponding $2 million valuation allowance and bringing it to zero.

The Company came to the conclusion that it is more likely than not that the deferred tax assets will be fully realized after weighing all positive and negative evidence available as required under GAAP. The positive evidence that was considered included the cumulative income the Company has earned over the last three years, and the significant unearned premium income to be included in taxable income. The positive evidence outweighs any negative evidence that exists. As such, the Company believes that no valuation allowance is necessary in connection with the remaining deferred tax assets. The Company will continue to analyze the need for a valuation allowance on a quarterly basis.

Changes in market conditions since 2022, including rising interest rates, resulted in the recording of deferred tax assets related to net unrealized tax capital losses that remained as of December 31, 2024 and December 31, 2023. When assessing recoverability of these deferred tax assets, the Company considers the ability and intent to hold the underlying securities to recovery in value, if necessary, as well as other factors as noted above. As of December 31, 2024, based on all available evidence, including capital loss carryback capacity, the Company concluded that the deferred tax assets related to the unrealized tax capital losses on the available-for-sale securities portfolios are, more likely than not, expected to be realized.

Provision for Income Taxes

The components of the provision (benefit) for income taxes were as follows:

Current and Deferred Provision (Benefit) for Income Taxes

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Current provision (benefit) for income taxes:
Federal	$80	$69	$17
State and local	3	—	1
Total current	$83	$69	$18
Deferred provision (benefit) for income taxes:
Federal	$11	$11	$12
Foreign	(7)	2	(15)
Total deferred	4	13	(3)
Total provision (benefit) for income taxes	$87	$82	$15

The Company’s overall effective tax rate fluctuates based on the distribution of income across jurisdictions. The effective tax rates reflect the proportion of income recognized by each of the Company’s operating subsidiaries, with

•U.S. subsidiaries taxed at the U.S. marginal corporate income tax rate of 21%;
•the French subsidiary taxed at the French marginal corporate tax rate of 25%;
•U.K. subsidiaries taxed at the U.K. marginal corporate tax rate of 25% for periods starting April 1, 2023 and 19% for periods ending on or before March 31, 2023. Effective January 1, 2024, the U.K. adopted a global minimum tax rate of

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
15% under the Organization for Economic Co-Operation and Development’s Base Erosion and Profit Shifting Pillar Two rules.

A reconciliation of the difference between the provision for income taxes and the expected tax provision at statutory rates in taxable jurisdictions is presented below.

Effective Tax Rate Reconciliation

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Expected tax provision (benefit)	$103	$106	$50
Tax-exempt interest	(10)	(15)	(13)
Foreign taxes	(5)	(1)	(3)
Return to provision adjustment	—	(6)	(19)
Other	(1)	(2)	—
Total provision (benefit) for income taxes	$87	$82	$15
Effective tax rate	17.9%	16.1%	6.3%

The expected tax provision (benefit) is calculated as the sum of pre-tax income in each jurisdiction multiplied by the statutory tax rate of the jurisdiction by which it will be taxed. Where there is a pre-tax loss in one jurisdiction and pre-tax income in another, the total combined expected tax rate may be higher or lower than any of the individual statutory rates.

The following tables present pre-tax income and revenue by jurisdiction.

Pre-tax Income (Loss) by Tax Jurisdiction

	Year Ended December 31,
	2024	2023	2022
	(in millions)
U.S.	$498	$493	$278
U.K.	6	21	(24)
France	(14)	(8)	(16)
Total	$490	$506	$238

Revenue by Tax Jurisdiction

	Year Ended December 31,
	2024	2023	2022
	(in millions)
U.S.	$648	$759	$532
U.K.	21	39	(12)
France	(1)	1	(8)
Total	$668	$799	$512

Pre-tax income by jurisdiction may be disproportionate to revenue by jurisdiction to the extent that insurance losses incurred are disproportionate.

Audits

As of December 31, 2024, AGUS had open tax years with the U.S. IRS for 2018 forward and is currently under audit for the 2018 and 2019 tax years. As of December 31, 2024, Assured Guaranty Overseas US Holdings Inc. had open tax years with the IRS for 2021 forward and is not currently under audit with the IRS. In September 2022, His Majesty’s Revenue & Customs (HMRC) completed a business risk review of Assured Guaranty that commenced in July 2022 and assigned a low-risk rating for corporate taxes in the U.K. In December 2023, HMRC issued an inquiry into the Company’s 2021 U.K. tax returns. As of December 31, 2024, the Company’s U.K. subsidiaries had open tax years with HMRC for 2021 forward. The Company’s French subsidiary is not currently under examination and has open tax years of 2020 forward.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

Uncertain Tax Positions

During the years ended December 31, 2024, 2023 and 2022, there were no unrecognized tax benefits. There were no accruals for the payment of interest and penalties related to income taxes as of each of December 31, 2024, 2023 and 2022.

12.    Insurance Company Regulatory Requirements

The following table summarizes the policyholder’s surplus and net income amounts reported to MIA for AG. The discussion that follows describes the basis of accounting and differences to GAAP.
Insurance Regulatory Amounts Reported

	Policyholders’ Surplus		Net Income (Loss)
	As of December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
	(in millions)
AG (1)(2)	$3,524	$3,997	$355	$289	$225
____________________
(1)     Effective August 1, 2024, AGM merged with and into AG, with AG as the surviving company. Furthermore, in accordance with the National Association of Insurance Commissioners (NAIC) Annual Statement instructions, the prior year numbers have been restated to reflect the merger of AGM with and into AG.
(2)     Policyholders’ surplus is net of contingency reserves of $1,392 million and $1,296 million as of December 31, 2024 and December 31, 2023, respectively.

Basis of Regulatory Financial Reporting

United States

The Company’s ability to pay dividends depends, among other things, upon its financial condition, results of operations, cash requirements, compliance with rating agency requirements, and is also subject to restrictions contained in the insurance laws and related regulations of its state of domicile and other states. Financial statements prepared in accordance with accounting practices prescribed or permitted by local insurance regulatory authorities differ in certain respects from GAAP.

AG is a Maryland domiciled insurance company. AG prepares statutory financial statements in accordance with accounting practices prescribed or permitted by the NAIC and the MIA. Prescribed statutory accounting practices (SAP) are set forth in the NAIC Accounting Practices and Procedures Manual. The Company has no permitted accounting practices on a statutory basis.

GAAP differs in certain significant respects from the U.S. insurance companies’ SAP prescribed or permitted by insurance regulatory authorities. The principal differences result from the SAP listed below.

•Upfront premiums are earned upon expiration of risk and installment premiums are earned on a pro-rata basis over the installment period, rather than in proportion to the amount of insurance protection provided under GAAP. The timing of premium accelerations may also differ between SAP and GAAP. Under GAAP, premiums are accelerated only upon the legal defeasance of an insured obligation, whereas statutory premiums may be accelerated earlier if an insured obligation is economically defeased prior to legal defeasance.
•Acquisition costs are charged to expense as incurred rather than expensed over the period that the related premiums are earned under GAAP. Ceding commission income is earned immediately except for amounts in excess of acquisition costs, which are deferred, rather than fully deferred under GAAP.
•A contingency reserve is established according to applicable insurance laws, whereas no such reserve is required under GAAP.
•Certain assets designated as “non-admitted assets” are charged directly to statutory surplus, rather than reflected as assets under GAAP.
•Investments in subsidiaries are carried on the balance sheet on the equity basis, to the extent admissible, rather than consolidated with the parent under GAAP.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
•The amount of admitted deferred tax assets are subject to an adjusted surplus threshold and subject to a limitation calculated in accordance with SAP. Under GAAP, there is no non-admitted asset determination, rather a valuation allowance is recorded to reduce the deferred tax asset to an amount that is more likely than not to be realized.
•Insured credit derivatives are accounted for as insurance contracts rather than accounted for as derivative contracts that are measured at fair value under GAAP.
•Bonds are reported at either amortized cost or the lower of amortized cost or fair value, rather than classified as available-for-sale or trading securities and carried at fair value under GAAP.
•The impairment model for fixed-maturity securities classified as available-for-sale under GAAP differs from the statutory impairment model. Under SAP, fixed-maturity securities that have been determined to be other-than-temporarily impaired are written down to fair value or the present value of cash flows. Under GAAP, an allowance for credit losses is established, and can be reversed for subsequent increases in expected cash flows.
•Insured obligations of VIEs, where the Company is deemed the primary beneficiary, are accounted for as insurance contracts. Under GAAP, such VIEs are consolidated and any transactions with the Company are eliminated.
•Acquisitions are accounted for as either statutory purchases or statutory mergers, rather than under the purchase method under GAAP.
•Losses are discounted at pre-tax book yields and recorded when there is a significant credit deterioration on specific insured obligations and the obligations are in default or a default is probable. Under GAAP, expected losses are discounted at the risk-free rate at the end of each reporting period and are recorded only to the extent they exceed deferred premium revenue.
•The present value of contractual or expected installment premiums and commissions are not recorded on the balance sheet as they are under GAAP.
•The put options in CCS are not accounted for as derivatives as they are under GAAP.
•Non-U.S. dollar denominated unearned premiums reserve is remeasured at current exchange rates rather than carried at historical rates under GAAP.

United Kingdom

AGUK prepares its Solvency and Financial Condition Report based on Solvency UK Regulations. As of December 31, 2024, AGUK’s eligible own funds were an estimated £439 million (or $549 million). As of December 31, 2023, AGUK’s own funds were an estimated £528 million (or $672 million).

France

AGE prepares its Solvency and Financial Condition Report and other required regulatory financial reports based on Autorité de Contrôle Prudentiel et de Résolution (ACPR) regulations and Solvency II. As of December 31, 2024, AGE’s own funds were an estimated €35 million (or $36 million). As of December 31, 2023, AGE’s own funds were an estimated €44 million (or $49 million).

Dividend Restrictions and Capital Requirements

United States

Under Maryland’s insurance law, AG may, with prior notice to the Commissioner of its domiciliary regulator, the MIA, pay an ordinary dividend in an amount that, together with all dividends and distributions paid in the prior 12 months, does not exceed the lesser of 10% of its policyholders’ surplus (as of the prior December 31) or 100% of its adjusted net investment income during that period. “Adjusted net investment income” means the sum of (x) AG’s net investment income during the 12-month period ending December 31 of the preceding year (excluding realized capital gains and pro rata distributions of its own securities), and (y) AG’s net investment income (excluding realized capital gains) from the three calendar years prior to the preceding calendar year that has not already been paid out as dividends. The maximum amount available during 2025 for AG to distribute as ordinary dividends is approximately $287 million. Such payments would be payable in the second half of 2025 because AG’s ordinary dividends were concentrated in the second half of 2024 following the August 1, 2024 merger of AGM with and into AG. However, in order to enable AG to make payments over the course of the year, AG has put in place for 2025 a quarterly process with the MIA, pursuant to which AG will confirm that the MIA does not object to AG dividending $71.8 million (i.e., 25%) of the $287 million amount in each calendar quarter of 2025. Pursuant to this process, AG obtained the MIA’s non-objection to pay, and paid, a $71.8 million dividend on March 6, 2025.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
United Kingdom

U.K. company law prohibits AGUK from declaring a dividend to its shareholders unless it has “profits available for distribution.” The determination of whether a company has profits available for distribution is based on its accumulated realized profits less its accumulated realized losses. While the U.K. insurance regulatory laws impose no statutory restrictions on a general insurer’s ability to declare a dividend, the Prudential Regulation Authority’s capital requirements may in practice act as a restriction on dividends for AGUK. In 2024 and 2023, AGUK made cash distributions and plans to make further distributions of excess capital in the future.

France

French company law prohibits AGE from declaring a dividend to its shareholders unless it has “profits and/or reserves available for distribution.” The determination of whether a company has profits available for distribution is based on its accumulated realized profits less its accumulated realized losses. While French law imposes no statutory restrictions on an insurer’s ability to declare a dividend, the ACPR’s capital requirements may, in practice, act as a restriction on dividends for AGE.

Dividend Restrictions and Capital Requirements

Distributions from Insurance Subsidiaries

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Distributions from AGUK to its parent	$128	$127	$—
Dividends paid by AG to U.S. Holding Companies (1)	400	358	473
Stock redemptions by insurance subsidiaries	400	200	—
___________________
(1)    Effective as of August 1, 2024, AGM merged with and into AG, with AG as the surviving company. Prior to the merger, AG had been directly owned by AGUS. As a result of the merger, AG is directly owned by AGMH, a subsidiary of AGUS.

13.    Related Party Transactions

Accounting Policy

The Company follows ASC 850, “Related Party Transactions,” for the identification and disclosure of related party transactions. Pursuant to ASC 850, related parties include: (i) the Company’s affiliates; (ii) entities for which investments in their equity securities would be required, absent the election of the FVO to be accounted for by the equity method; (iii) trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management; (iv) the Company’s principal owners; (v) the Company’s management; (vi) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (vii) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Related party amounts and transactions disclosed in this note include transactions with “Related Persons” as defined in Item 404 of Securities and Exchange Commission’s Regulation S-K as well as “related parties” as defined in ASC 850.

AG participates in AGL’s long term incentive plans. AGL follows the fair value recognition provisions for share-based compensation expense. The Company is allocated its proportionate share of all compensation expense based on time studies conducted in accordance with the Third Amended and Restated Service Agreement, effective as of January 1, 2020 (as amended, the Group Service Agreement).

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Guaranties or Contingencies for Related Parties

AG had issued financial guaranty policies guaranteeing the obligations of its affiliate, AG Financial Products Inc. (AGFP), to various third‑party beneficiaries under credit default swap agreements. Pursuant to its financial guaranty policy, AG is obligated to pay the beneficiary named in the policy, upon receipt of a claim as contemplated thereby, amounts that become due for payment by AGFP in the event of a payment default by AGFP under the applicable credit default swap agreement. AG may have a payment obligation to the beneficiary so long as there are outstanding transactions between AGFP and the beneficiary under the International Swaps and Derivative Association, Inc. master agreement entered into by the parties. Pursuant to its financial guaranty policy, AG is fully subrogated to the rights of the beneficiary to the extent of payment by AG under such policy. The financial guaranty policies are non-cancelable for any reason, including by reason of non-payment of premium.

In consideration of the issuance of the financial guaranty policy, AGFP agrees to pay AG premium pursuant to a premium agreement. Pursuant to the premium agreement, AGFP also agrees to pay the fees and expenses of AG in connection with the issuance of the financial guaranty insurance policy and the performance of its obligations under such policy. Under such premium agreement, AG is fully subrogated to AGFP’s rights (including its right to receive payments) under the underlying agreement to the extent that AG makes payments pursuant to the financial guaranty policy.

Management, Service Contracts or Cost Sharing Arrangements

The Company and various of its affiliates are parties to the Group Service Agreement. The Company's affiliate, AG US Group Services Inc. (AG Services), a Delaware corporation, acts as the payroll company and employer for U.S. personnel, and the central, dedicated service provider within the Assured Guaranty group. Under the Group Service Agreement, AG Services' employees make available to its Bermuda, U.S., U.K. and French affiliates, as applicable, equipment, insurance, reinsurance and such other services, including actuarial, marketing, underwriting, claims handling, surveillance, legal, corporate secretarial, information technology, human resources, accounting, tax, financial reporting and investment planning services, as are needed and requested by the service recipients. In addition, under the Group Service Agreement the Company makes available to its affiliates the use of certain equipment and office space leased by AG. Expenses under the Group Service Agreement are allocated directly where appropriate and, where not appropriate, based upon an allocation of employee time and corresponding office overhead. The agreement provides for pre-funding by affiliates who are the largest consumers of group services and inter-company allocation of expenses. The agreement also provides for quarterly settlements and an express right of offset with regard to amounts owing between parties under the Group Service Agreement and other agreements between such parties.

AG and Assured Guaranty Finance Overseas Ltd. (AGFOL) are parties to an arranging agreement pursuant to which AGFOL introduces transactions to AG so that AG may consider whether it would provide a financial guarantee for a proposed transaction together with AGUK under their co-insurance structure. The arranging agreement provides for the payment of fees by AG to AGFOL on a cost basis, except with respect to U.K. office rent and overhead, which is on a cost plus basis.

The Company and various of its affiliates entered into a Service Agreement with AG Services Australia Pty Limited (Australia Services), effective as of January 1, 2024 (the Australian Service Agreement) pursuant to which (i) Australia Services provides certain marketing and related services to the Company and its affiliates in connection with their exploration of business opportunities in Australia (Marketing and Related Services), and (ii) AG Services and Assured Guaranty (UK) Services Limited (AG UK Services) provide certain back-office support services, including to Australia Services (Back-Office Services). Similar to the Group Service Agreement, expenses incurred by Australia Services in connection with the provision of the Marketing and Related Services are allocated directly where appropriate and, where not appropriate, based upon an allocation of employee time and corresponding office overhead. The applicable allocations will be multiplied by 100% to account for a transfer pricing adjustment required to satisfy certain Australian tax requirements and the total amounts due to Australia Services will be paid by the Company and its affiliates, as applicable, quarterly in arrears. In exchange for the Back-Office Services, AG Services and AG UK Services pay Australia Services a fixed annual fee in quarterly installments based on an allocation of AG Services’ and UK Services’ costs and expenses.

AGUK and AGE each is a party to a services agreement with AG UK Services pursuant to which AG UK Services provides professional insurance executives and administrative and clerical personnel who are experienced in the management of insurance operations similar to AGUK's and AGE's operations. Under such agreement, AGUK and AGE pay a fee equal to the costs incurred by AG UK Services in providing the services of those individuals plus a mark-up.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following table summarizes the allocated expenses from affiliated companies under the expense sharing agreements.

Expenses Allocated From Affiliated Companies

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Affiliated companies:
AG Services	$195	$173	$160
AGUK Services	12	10	10
AGFOL	11	11	7
Transaction Services Corp.	—	(6)	(6)
Other	(1)	—	2
Total	$217	$188	$173

The following table summarizes the amounts due to (from) affiliated companies primarily under the expense sharing agreements.

Amounts Due To (From) Affiliated Companies

	As of December 31,
	2024	2023
	(in millions)
Affiliated companies:
AG Services	$96	$83
AG UK Services	8	7
AGFOL	6	7
AGL	3	2
Other	(1)	(2)
Total	$112	$97

Reinsurance Agreements

The Company has Ceded Business to affiliated entities under certain reinsurance agreements, including as described above under the header “Reinsurance and Support Agreements.” AG also routinely cedes a proportionate share of new business to Assured Guaranty Re. Ltd (AG Re) under a whole account quota share reinsurance agreement effective January 1, 2007, amended as of October 1, 2010. The proportionate share cessions to AG Re generally range from 15% to 50%. See below for material related party reinsurance balances. AG Re secures its reinsurance liabilities to AG by posting collateral for the benefit of AG in an amount at least equal to the sum of AG Re’s assumed unearned premium reserve and loss reserves, calculated on a statutory basis of accounting.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
The following table summarizes the affiliated components with AG Re of each balance sheet item, where applicable.

	As of December 31,
	2024	2023
	(in millions)
Assets:
Ceded unearned premium reserve	$791	$797
Reinsurance recoverable on unpaid losses	91	184
Other assets
Net credit derivative assets (liabilities) (1)	7	10
Reinsurance recoverable on paid losses	69	2
Liabilities:
Reinsurance balances payable, net
Ceded premium payable, net of ceding commission	273	270
Ceded salvage and subrogation recoverable	68	46
Ceded paid loss payable	3	5
Other liabilities
Ceded funds held	32	75
Deferred ceding commissions	223	223
Other information:
Ceded par outstanding	56,581	55,887
____________________
(1)    Represents a net asset or liability position based on counterparty exposure.

The following table summarizes the affiliated components with AG Re of each statement of operations item, where applicable.

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Revenues:
Net earned premiums	$(88)	$(72)	$(79)
Fair value gains (losses) on credit derivatives	(3)	(19)	2
Foreign exchange gains (losses) on remeasurement	4	(7)	13
Other income (loss)
Change in ceded funds held with affiliates	(8)	(21)	17
Other	3	—	—
Expenses:
Loss and LAE (recoveries)	(1)	(49)	(12)
Other expenses
Commissions incurred (earned)	(25)	(20)	(22)

Loan Receivable from Affiliate

Accounting Policy

The loan receivable from affiliate was recorded at its principal amount. There was no discount or premium at the time of issuance of the loan.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Loan to AGUS

On October 1, 2019, AG made a 10-year, 3.5% interest rate intercompany loan to AGUS, in the amount of $250 million, to fund the acquisition of BlueMountain Capital Management LLC (AssuredIM LLC, now known as Sound Point Luna LLC) and its associated entities, and the related capital contributions. The Company recognized $9 million of interest income for each of the years ended December 31, 2024, 2023 and 2022. Interest is payable by AGUS annually in arrears on each anniversary of the note, which commenced on October 1, 2020. Interest accrues daily and is computed on a basis of a 360 day year from October 1, 2019 until the date on which the principal amount is paid in full. AGUS will pay 20% of the original principal amount of each note on the sixth, seventh, eighth, and ninth anniversaries. The remaining 20% of the original principal amount and all accrued and unpaid interest will be paid on the maturity date. AGUS has the right to prepay the principal amount of the notes in whole or in part at any time, or from time to time, without payment of any premium or penalty.

Investment Management Expenses

A portion of the Company's invested assets is managed by investment managers, including Wellington Management Company, LLP (together with its affiliates, Wellington), which is a related party to AGL. See Note 7, Investments and Cash, for additional information. The investment management expenses from transactions with these related parties for the years ended December 31, 2024, 2023 and 2022 were $1 million, $2 million and $2 million, respectively.

14.    Leases

The Company is party to various non-cancelable lease agreements, all of which are operating leases as of December 31, 2024. The majority of the Company’s leases relate to office space dedicated to the Company’s operations in various locations (New York City, London, and Paris) with expiration dates ranging from 2029 to 2032. The Company subleases a certain property that is not used in its operations. Under the Group Service Agreement the Company makes available to its affiliates the use of certain equipment and office space leased by the Company. A portion of the lease expense is allocated and charged to affiliates.

Accounting Policy

The Company determines if an arrangement is a lease at inception. For operating leases with an original term of more than 12 months, where the Company is the lessee, it recognizes a right-of-use (ROU) asset in “other assets” and a lease liability in “other liabilities” on the combined balance sheets. An ROU asset represents the Company’s right to use an underlying asset for the lease term, and a lease liability represents the Company’s obligation to make lease payments arising from the lease. At the inception of a lease, the total fixed payments under a lease agreement are discounted utilizing an incremental borrowing rate that represents the Company’s collateralized borrowing rate. The rate is determined based on the lease term as of the lease commencement date. Some of the Company’s leases include renewal options, which are not included in the lease terms unless the Company is reasonably certain it will exercise the option.

The Company elected the practical expedient to account for all lease components and their associated non-lease components (i.e., common area maintenance, real estate taxes, building insurance, etc.) as a single lease component and include all fixed payments in the measurement of ROU assets and lease liabilities. Operating lease expense is recognized on a straight-line basis over the lease term. Costs related to variable lease and non-lease components for the Company’s leases are expensed in the period incurred. Sublease income is earned on a straight-line basis over the term of the lease.

The Company assesses ROU assets for impairment when certain events occur or when there are changes in circumstances including potential alternative uses. If circumstances require an ROU asset to be tested for possible impairment, and the carrying value of the ROU asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Any impairment is reported in “other expenses” in the combined statements of operations.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Lease Assets and Liabilities

ROU Assets and Lease Liabilities

	As of December 31,
	2024	2023
	(dollars in millions)
ROU assets	$63	$71
Lease liabilities	$82	$92
Weighted average discount rate	2.6%	2.6%
Weighted average remaining lease term (in years)	7.2	8.2

Lease Expense and Other Information

	Year Ended December 31,
	2024	2023	2022
	(in millions)
Lease costs (1)	$8	$8	$8
Cash paid for amounts included in the measurement of lease liabilities	12	13	12
 ____________________
(1)    Variable lease costs are de minimis.

Future Minimum Rental Payments
Operating Leases

As of December 31, 2024
Year	(in millions)
2025	$13
2026	12
2027	12
2028	12
2029	12
Thereafter	29
Total lease payments	90
Less: Imputed interest	8
Total lease liabilities	$82

15.    Contingencies

Legal Proceedings

Lawsuits arise in the ordinary course of the Company’s business. It is the opinion of the Company’s management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, although an adverse resolution of litigation against the Company in a fiscal quarter or year could have a material adverse effect on the Company’s results of operations or liquidity in that particular quarter or year.

In addition, in the ordinary course of their respective businesses, the Company and its affiliates are involved in litigation with third parties to recover insurance losses paid in prior periods or prevent or reduce losses in the future. For example, the Company is involved in a number of legal actions in the Federal District Court of Puerto Rico to enforce or defend its rights with respect to the obligations it insures of Puerto Rico and its related PREPA. There remains one active proceeding related to PREPA, while there are a number of unresolved proceedings related to PREPA that remain stayed pending the Federal District Court of Puerto Rico’s determination on the FOMB PREPA Plan. See Note 3, Expected Loss to be Paid (Recovered), Loss Estimation Process, Public Finance, Puerto Rico, for a description of such actions. The impact, if any, of these and other proceedings on the amount of recoveries the Company receives and losses it pays in the future is uncertain, and

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s results of operations in that particular quarter or year.

The Company also receives subpoenas and interrogatories from regulators from time to time.

Accounting Policy

The Company establishes accruals for litigation and regulatory matters to the extent it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. Additionally, it discloses such amounts if material to the financial position of the Company. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter would be disclosed below if material. The Company reviews relevant information with respect to its litigation and regulatory matters on a quarterly basis and updates its accruals, disclosures, and estimates of reasonably possible loss based on such reviews.

Litigation

On November 28, 2011, Lehman Brothers International (Europe) (in administration) (LBIE) sued AGFP, an affiliate of AG, which, in the past, had provided credit protection to counterparties under CDS. Following defaults by LBIE under transaction documents governing CDS between LBIE and AGFP, AGFP terminated the CDS in compliance with the transaction documents, and properly calculated that LBIE owed AGFP approximately $25 million in connection with the termination, whereas LBIE asserted in its complaint filed in the Supreme Court of the State of New York (the Court) that AGFP owed LBIE a termination payment of approximately $1.4 billion. Following a bench trial, on March 8, 2023, the Court rendered its decision and found in favor of AGFP. Accordingly, in the first quarter of 2023, the Company reduced its previously recorded accrual of $17 million to zero, in connection with developments in litigation. Following the exhaustion of LBIE’s appeals, the Company will recognize a gain in the first quarter of 2025 of approximately $87 million, which represents the full satisfaction of the judgment it was awarded and its claims for attorneys’ fees, expenses and interest in connection with this litigation.

16.    Shareholder’s Equity

Other Comprehensive Income

The following tables present the changes in each component of AOCI and the effect of reclassifications out of AOCI into the respective lines in the combined statements of operations. Prior to the combination of certain of its European subsidiaries, two of those subsidiaries had a functional currency other than the U.S. dollar. Gains and losses relating to translating foreign functional currency financial statements for U.S. GAAP reporting were recorded as cumulative translation adjustment in OCI. Upon the merger of these European subsidiaries with and into AGUK, which has a functional currency of U.S. dollar, no further changes to the cumulative translation adjustment are recorded.

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2024

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment
	No Credit Impairment	Credit Impairment			Total AOCI
	(in millions)
Balance, December 31, 2023	$(138)	$(98)	$(20)	$(24)	$(280)
Other comprehensive income (loss) before reclassifications	(32)	18	—	—	(14)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(9)	18	—	—	9
Fair value gains (losses) on FG VIEs	—	—	(3)	—	(3)
Total before tax	(9)	18	(3)	—	6
Tax (provision) benefit	—	(3)	1	—	(2)
Total amount reclassified from AOCI, net of tax	(9)	15	(2)	—	4
Other comprehensive income (loss)	(23)	3	2	—	(18)
Balance, December 31, 2024	$(161)	$(95)	$(18)	$(24)	$(298)

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2023

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment
	No Credit Impairment	Credit Impairment			Total AOCI
	(in millions)
Balance, December 31, 2022	$(249)	$(105)	$(23)	$(24)	$(401)
Other comprehensive income (loss) before reclassifications	111	(3)	—	—	108
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	1	(12)	—	—	(11)
Fair value gains (losses) on FG VIEs	—	—	(3)	—	(3)
Total before tax	1	(12)	(3)	—	(14)
Tax (provision) benefit	(1)	2	—	—	1
Total amount reclassified from AOCI, net of tax	—	(10)	(3)	—	(13)
Other comprehensive income (loss)	111	7	3	—	121
Balance, December 31, 2023	$(138)	$(98)	$(20)	$(24)	$(280)

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2022

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment
	No Credit Impairment	Credit Impairment			Total
	(in millions)
Balance, December 31, 2021	$305	$(24)	$(21)	$(24)	$236
Other comprehensive income (loss) before reclassifications	(587)	(98)	(4)	—	(689)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(40)	(21)	—	—	(61)
Fair value gains (losses) on FG VIEs	—	—	(3)	—	(3)
Total before tax	(40)	(21)	(3)	—	(64)
Tax (provision) benefit	7	4	1	—	12
Total amount reclassified from AOCI, net of tax	(33)	(17)	(2)	—	(52)
Other comprehensive income (loss)	(554)	(81)	(2)	—	(637)
Balance, December 31, 2022	$(249)	$(105)	$(23)	$(24)	$(401)

Share Capital

The Company had no preferred stock issued or outstanding as of December 31, 2024 and 2023. The Company has an authorized capital to issue 200,004 shares of preferred stock, par value $1,000 per share (Woodbourne Preferred Stock) and 5,000.1 shares of perpetual preferred stock, par value $1,000 per share (Sutton Preferred Stock).

As of December 31, 2024, the Company has 484,976 shares of authorized common stock with par value of $2,581.84 per share and 5,810 issued and outstanding shares of common stock.

As of December 31, 2023, the Company had 488,927 shares of authorized common stock with par value of $1,536.78 per share and 9,761 issued and outstanding shares of common stock.

Assured Guaranty Inc.
Notes to Combined Financial Statements, Continued
Share Repurchases

Accounting Policy

The Company records share repurchases as a reduction to “common stock” and “additional paid-in capital.” Once additional paid-in capital has been exhausted, share repurchases are recorded as a reduction to common stock and retained earnings.

17.    Subsequent Events

Subsequent events have been considered and disclosed if material through March 14, 2025, the date on which these financial statements were issued.